UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Core Laboratories Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CORE LABORATORIES INC.

6316 Windfern Road

Houston, Texas 77040

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 8, 2024

Dear Shareholder:

You are cordially invited to attend our 2024 annual meeting of shareholders (the “Meeting”) of Core Laboratories Inc. (the “Company”), which will be held at the Hotel Zaza, Memorial City, 9787 Katy Freeway, Houston, Texas 77024, on Wednesday, May 8, 2024 at 9:00 a.m. Central Daylight Time (“CDT”). The Meeting is being held for the following purposes as proposed by the Board:

1.
To re-elect two current Class III Directors to serve under the terms and conditions described within the proxy statement until our annual meeting in 2027 and until their successors shall have been duly elected and qualified;
2.
To ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accountants for the year ending December 31, 2024;
3.
To approve, on an advisory basis, the compensation philosophy, policies and procedures described in the section entitled Compensation Discussion and Analysis (“CD&A”), and the compensation of the Company’s named executive officers as disclosed pursuant to the U.S. Securities and Exchange Commission’s compensation disclosure rules, including the compensation tables;
4.
To approve and resolve the amendment and restatement of the Company’s 2020 Long-Term Incentive Plan, the principal purposes of which are to (i) increase the number of shares authorized thereunder and (ii) extend the term of such plan through May 8, 2034;
5.
To transact such other business as may properly come before the Meeting or any adjournment thereof.

The election of the Company's Board members as described in agenda item no. 1 and the topics covered by agenda item nos. 2 through 4 have largely been presented to and approved by our shareholders at our prior annual meetings.

A list of shareholders entitled to vote at the Meeting will be available for review by any shareholder at our offices in Houston Texas, located at 6316 Windfern Road, Houston, Texas 77040. Such list will be available for review beginning on the 10th calendar day preceding the Meeting through the close of the Meeting.

IF YOU PLAN TO ATTEND IN PERSON:

Attendance at the Meeting is limited to shareholders as of the close of business Eastern Daylight Time on March 14, 2024, Company management and Company advisors. Registration will begin at 8:00 a.m. CDT and the Meeting will begin at 9:00 a.m. CDT on May 8, 2024. Each shareholder desiring to attend MUST bring proof of share ownership as of March 14, 2024 with him/her to the Meeting along with a valid form of identification. Examples of proof of share ownership include voting instruction statements from a broker or bank. In addition, you should register with the Company beforehand to indicate your plan to attend. Such registration may be made by contacting the Company’s Secretary as described in the proxy statement. Failure to comply with these requirements may preclude you from being admitted to the Meeting.

It is important that your shares be represented at the Meeting regardless of whether you plan to attend. In order to be able to vote at the Meeting, you must be a record holder of shares (or otherwise a person with voting rights with respect to shares) at the close of business Eastern Daylight Time on March 14, 2024. Please mark, sign, date and return the accompanying proxy card accordingly, vote online or vote by phone, all as described in further detail in the proxy statement. If you are present at the Meeting and wish to do so, you may revoke your proxy and vote in person.

By Order of the Board of Directors,

Lawrence Bruno
Chairman

Houston, Texas

March 18, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 8, 2024

The Notice of 2024 Annual Meeting of Shareholders and the Proxy Statement for the 2024 Annual Meeting of Shareholders, together with the Company’s Annual Report to Shareholders, are available free of charge at www.proxyvote.com.

CORE LABORATORIES INC.

6316 Windfern Road

Houston, Texas 77040

PROXY STATEMENT

ABOUT THE 2024 ANNUAL MEETING OF SHAREHOLDERS

WHY HAVE I RECEIVED THESE MATERIALS?

This proxy statement and the accompanying proxy card are first being made available to you on the Internet on March 18, 2024, and written notice has been sent to our shareholders in a manner consistent with applicable law. If you receive notice of the materials and wish to request a physical copy of the materials be sent to you, those materials will be mailed to you upon receipt of your request. These materials are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Core Laboratories Inc. (the “Company”) for use at our 2024 annual meeting of shareholders (the “2024 Annual Meeting” or the “Meeting”), to be held at the Hotel Zaza, Memorial City, 9787 Katy Freeway, Houston, Texas 77024, on Wednesday, May 8, 2024 at 9:00 a.m. CDT for the purpose of voting on the proposals described in this proxy statement.

WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

As permitted by rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are making this proxy statement and our Annual Report on Form 10-K (the “Annual Report”) available on the Internet. In order to be able to comply with applicable electronic notification deadlines, we will mail a notice to those persons who were shareholders as of the close of business Eastern Daylight Time on March 14, 2024, containing instructions on how to access the proxy statement and Annual Report and vote on-line or by phone. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The proxy materials will be posted on www.proxyvote.com and on the Company’s website, www.corelab.com. See the Section below on “WHO IS ENTITLED TO VOTE” for the important dates related to voting the shares.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

WHAT AM I VOTING ON?

You will be voting on the following matters proposed by the Board:

1.
To re-elect two current Class III Directors to serve under the terms and conditions described within the proxy statement until our annual meeting in 2027 and until their successors shall have been duly elected and qualified;
2.
To ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accountants for the year ending December 31, 2024;
3.
To approve, on an advisory basis, the compensation philosophy, policies and procedures described in the section entitled Compensation Discussion and Analysis (“CD&A”), and the compensation of the Company’s named executive officers as disclosed pursuant to the U.S. Securities and Exchange Commission’s compensation disclosure rules, including the compensation tables;
4.
To approve and resolve the amendment and restatement of the Company’s 2020 long-Term Incentive Plan, the principal purposes of which are to (i) increase the number of shares authorized thereunder and (ii) extend the term of such plan through May 8, 2034;

5.
To transact such other business as may properly come before the 2024 Annual Meeting or any adjournment thereof.

WHO IS ENTITLED TO VOTE?

We are sending notice of the 2024 Annual Meeting to those shareholders who hold shares of common stock at the close of business Eastern Daylight Time on March 14, 2024 in order to be able to comply with applicable electronic notification deadlines. As of March 14, 2024, there were 46,864,366 shares of common stock outstanding. Our shares of common stock are the only class of capital stock outstanding and entitled to notice of and to vote at the Meeting. Each outstanding share of common stock (issued shares excluding common stock held by the Company) is entitled to one vote. Holders of common stock do not have the right to cumulative voting in the election of directors.

HOW DO I VOTE BEFORE THE MEETING?

If you are a registered shareholder, meaning that you hold your shares through an account with our transfer agent, Computershare, as of March 14, 2024, you can vote by mail by completing, signing and returning the accompanying proxy card or you may vote online at www.proxyvote.com or by phone: +1-800-690-6903.

If you hold your shares, as of March 14, 2024, through an account with a bank or broker, you may vote by mail, online or by phone by following the directions that your bank or broker provides.

In order for your mailed or on-line vote or vote cast by phone to be counted, it must be received on or before 11:59 p.m. Eastern Daylight Time on Tuesday, May 7, 2024. The official electronic voting results will be those reported by our vote tabulator, Broadridge Financial Solutions, in its final report upon the close of business Eastern Daylight Time on Tuesday, May 7, 2024. Any other proxies that are actually received in hand by our Secretary before the polls close at the conclusion of voting at the meeting will be voted as indicated.

MAY I VOTE AT THE MEETING?

If you are a registered shareholder as of March 14, 2024, you may vote your shares at the meeting if you attend in person. If you hold your shares as of March 14, 2024 through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy.

IF YOU PLAN TO ATTEND IN PERSON:

Attendance at the Meeting is limited to shareholders as of the close of business Eastern Daylight Time on March 14, 2024, Company management and Company advisors. Registration will begin at 8:00 a.m. CDT and the Meeting will begin at 9:00 a.m. CDT on May 8, 2024. Each shareholder desiring to attend MUST bring proof of share ownership as of March 14, 2024 with him/her to the Meeting along with a valid form of identification. Examples of proof of share ownership include voting instruction statements from a broker or bank. In addition, you should register with the Company beforehand to indicate your plan to attend. Such registration may be made by contacting the Company’s Secretary as described further in the proxy statement. Failure to comply with these requirements may preclude you from being admitted to the Meeting.

CAN I CHANGE MY MIND AFTER I VOTE?

You may change your vote at any time before the polls close at the conclusion of voting at the meeting. You may revoke your proxy (1) by giving written notice to Mark D. Tattoli, Secretary, Core Laboratories Inc., 6316 Windfern Road, Houston,

Texas 77040, at any time before the proxy is voted, (2) by submitting a properly signed proxy card with a later date, or (3) by voting in person at the 2024 Annual Meeting.

If you hold your shares through an account with a bank or broker, you may revoke your proxy by following the instructions provided to you by your bank or broker, or by obtaining a legal proxy from your bank or broker and voting in person at the Meeting.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed and returned but do not contain instructions will be voted “FOR” all proposals and in accordance with the best judgment of the named proxies on any other matters properly brought before the meeting.

WHAT VOTE IS REQUIRED?

The attendance in person or by proxy of holders of a majority of the shares of common stock entitled to vote at the Meeting will constitute a quorum to hold the Meeting. Under the Company’s Bylaws, Proposal 1 will require a plurality of votes cast in order to be adopted.

Our Bylaws provide that shares of common stock abstaining from voting will count as shares present for the purposes of determining the presence or absence of a quorum. The Bylaws also provide that broker non-votes will count as shares present at the Meeting or for the purpose of determining the presence or absence of a quorum. A “broker non-vote” occurs if you do not provide the record holder of your shares (usually a bank, broker, or other nominee) with voting instructions on a matter and the holder is not permitted to vote on the matter without instructions from you under applicable rules of the New York Stock Exchange (“NYSE”).

WHO WILL BEAR THE EXPENSE OF SOLICITING PROXIES?

We will bear the cost of preparing and mailing proxy materials as well as the cost of soliciting proxies and will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of our common stock. The solicitation of proxies by the Board will be conducted by mail and through the Internet. In addition, certain members of the Board, as well as our officers and regular employees may solicit proxies in person, by facsimile, by telephone or by other means of electronic communication. We have retained Okapi Partners LLC to assist in the solicitation of proxies for a fee of $9,500 plus out-of-pocket expenses, which fee and expenses will be paid by the Company. In addition to solicitation of proxies, Okapi Partners LLC may provide advisory services as requested pertaining to the solicitation of proxies.

OWNERSHIP OF SECURITIES

Security Ownership by Certain Beneficial Owners and Management

The table below sets forth certain information, as of March 14, 2024, with respect to the common stock beneficially owned, or expected to be beneficially owned by:

•
each person known by us to be the beneficial owner of more than 5% of our outstanding shares;
•
each currently serving Director;
•
each nominee for election as Director;
•
each of our named executive officers in 2024;
•
all Directors and executive officers as a group.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Outstanding (2)
Ariel Investment, LLC (3)	8,988,399	19.18%
BlackRock, Inc. (4)	7,978,275	17.02%
The Vanguard Group, Inc. (5)	5,364,333	11.45%
Earnest Partners LLC (6)	3,727,668	7.95%
Lawrence Bruno	163,203	*
Christopher S. Hill	72,049	*
Gwendolyn Y. Gresham	23,960	*
Mark D. Tattoli	10,377	*
Martha Z. Carnes	30,592	*
Michael Straughen	16,467	*
Harvey Klingensmith	26,226	*
Kwaku Temeng	9,792	*
Katherine Murray	5,485	*
Curtis Anastasio	—	*
All current Directors and executive officers as a group (10 persons)	358,151	*
* Represents less than 1%.

(1)
Unless otherwise indicated, each person has sole voting power and investment power with respect to the shares listed.
(2)
Based on 46,864,366 common shares of common stock of Core Laboratories Inc. outstanding as of March 14, 2024.
(3)
Based upon an Amendment No. 5 to Schedule 13G filed with the SEC on February 14, 2024, Ariel Investment, LLC is deemed to be the beneficial owner of 8,988,399 shares. Ariel Investment, LLC has sole voting power of 8,284,574 shares and sole dispositive power with respect to all of the shares it is deemed to beneficially own. Ariel Investments’ current address is 200 East Randolph Street, Suite 2900, Chicago, Illinois 60601.
(4)
Based upon Schedule 13G filed with the SEC on January 22, 2024, BlackRock, Inc. is deemed to be the beneficial owner of 7,978,275 shares. BlackRock, Inc has sole voting power of 7,819,663 shares and sole dispositive power with respect to all of the shares it is deemed to beneficially own. BlackRock, Inc’s current address is 50 Hudson Yards New York, NY 10001.
(5)
Based upon an Amendment No. 1 to Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group, Inc. is deemed to be the beneficial owner of 5,364,333 shares. The Vanguard Group, Inc. has sole voting power of 0 shares and shared voting power of 48,990 shares. The Vanguard Group, Inc. has shared dispositive power with respect to 92,558 shares and sole dispositive power with respect to 5,271,775 shares. The Vanguard Group, Inc.’s current address is 100 Vanguard Blvd. Malvern, PA 19355.
(6)
Based upon an Amendment No. 11 to Schedule 13G filed with the SEC on February 14, 2024, Earnest Partners, LLC is deemed to be the beneficial owner of 3,727,668 shares. Earnest Partners, LLC has sole voting power of 2,749,915 and sole dispositive power with respect to all of the shares it is deemed to beneficially own. Earnest Partners, LLC’s current address is 1180 Peachtree Street NE, Suite 2300, Atlanta, Georgia 30309.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires Directors, named executive officers and persons who own more than 10% of our shares, among others, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4 and 5) of our shares with the SEC and the NYSE. Such filers are required by SEC regulations to furnish us with copies of all such forms that they file.

Based solely on its review of reports and written representations that the Company has received, the Company believes that all required Section 16 reports were timely filed during 2023, with the exception of five Form 4 filings for each of Lawrence Bruno, Christopher S. Hill, Gwendolyn Y. Gresham, Mark D. Tattoli, and Kevin Daniels which were due to be filed on February 20, 2023, but were filed one day late, on February 21, 2023.

Equity Compensation Plan Information

We have two main incentive plans, our 2020 Long-Term Incentive Plan (“LTIP”), and our 2023 Non-Employee Director Stock Incentive Plan (“2023 Director Plan”), both of which have been approved by our shareholders. The following table shows the balance of shares in each plan that remain available for future issuance and the number of shares that have been awarded, but not yet vested, under each of the equity compensation plans as of December 31, 2023.

	Number of Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by our shareholders
LTIP	1,195,973	—	651,651
2023 Director Plan	38,514	—	489,225
Equity compensation plans not approved by our shareholders	—	—	—
Total	1,234,487	—	1,140,876

Performance Graph

The following performance graph compares the performance of our common stock to the Standard & Poor’s 500 Index and the Philadelphia Oil Service Index (“OSX”) for the period beginning December 31, 2018 and ending December 31, 2023. Core Laboratories is an established member of the OSX, which includes a greater concentration of our most direct peers.

The graph assumes that the value of an investment in our common stock and each index was $100 at December 31, 2018 and that all dividends were reinvested. The shareholder return set forth below is not necessarily indicative of future performance. The following graph and related information is “furnished” and shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) except to the extent that the Company specifically incorporates it by reference into such filing.

INFORMATION ABOUT OUR DIRECTORS AND DIRECTOR COMPENSATION

Board of Directors

Set forth below is the biographical information for our Directors who will serve following the 2024 Annual Meeting and their respective committee assignments, including individuals who have been nominated for election as Class III Directors. You may vote for one or both of the nominees, or none of the nominees.

Nominees for Class III Directors (Term to Expire 2027)

Lawrence Bruno

•
President, Chief Executive Officer and Chairman
•
Director since 2018
•
Age: 64

Mr. Bruno became President of the Company on February 1, 2018, and on January 1, 2019, he also assumed the position of Chief Operating Officer. On May 20, 2020, Mr. Bruno succeeded Mr. David Demshur as the Chairman of the Board and Chief Executive Officer and has led the Company’s global operations for both of its business segments, Reservoir Description and Production Enhancement. Over the last several years, Mr. Bruno has served as a technical spokesperson for many investor presentations and panels in the oil and gas industry and has been instrumental in driving the Company’s technology innovation that will continue to be a critical strength in the years to come. Mr. Bruno previously led the Company’s global reservoir-based laboratories within the Company’s Reservoir Description segment, from July 2015 through January 31, 2018. Mr. Bruno has been in the industry for more than 35 years and with the Company for more than 23 years.

Prior to being named as President of the Petroleum Services division in July 2015, Mr. Bruno was the General Manager of U.S. Rocks from 1999 to July 2015. Prior to joining the Company, he was employed at an oil and gas service company for 14 years before it was acquired by the Company in 1999. Mr. Bruno received a Master’s of Science degree in Geology in 1987 from the University of Houston. Mr. Bruno’s extensive operations and management experience at the Company makes him well-suited to lead the Company as Chief Executive Officer and Chairman of the Board.

Kwaku Temeng

•
Director since 2021
•
Chairman of the Nominating, Governance, Sustainability and Corporate Responsibility Committee and member of the Compensation Committee
•
Age: 69

Mr. Temeng retired from Aramco Services Company (“ASC”) in Houston, Texas in May of 2021, where he served as Director of Upstream since 2007. During his tenure, he was responsible for managing Saudi Aramco’s upstream technology and business programs in North America. These included cultivating business relationships, evaluating commercial opportunities, performing analyses of technology trends and best practices, and overseeing technical studies undertaken by commercial laboratories, universities, and technology centers. Prior to his final assignment, Mr. Temeng worked for 14 years with Saudi Aramco in Saudi Arabia where he held a variety of professional, managerial, and advisory positions. He oversaw managing the company’s drilling budget development, coordination of petroleum engineering studies and served as a special advisor to senior management. He was instrumental in developing the framework for Saudi Aramco’s upstream research and development program. In his assignments with Saudi Aramco and ASC, Mr. Temeng combined his knowledge of engineering and economics to direct production planning, budgeting, and technical studies for the world’s largest producing company. He also administered contracts and relationships with all the major oilfield services companies, and in the process has gained great insight from the client perspective into what drives successful relationships between producing companies and service providers.

Before joining Saudi Aramco, Mr. Temeng worked in the U.S. as a petroleum engineer with Exxon Company USA and Mobil Oil Corporation. Mr. Temeng earned a Bachelor’s degree in Ocean Engineering from the Massachusetts Institute of Technology (MIT), a Master of Science, Master of Engineering and Doctorate degrees in Petroleum Engineering from Stanford University. He served as a member of the Stanford University Earth Sciences Advisory Board and the Society of Petroleum Engineers and is licensed as a professional petroleum engineer in the State of California. Mr. Temeng’s experience in the oil and gas industry and expertise in petroleum engineering allow him to provide valuable insight to the Company.

Continuing Class II Directors (Term to Expire 2025)

Martha Z. Carnes

•
Director since 2016
•
Lead Director and Chairman of the Audit Committee
•
Age: 63

Ms. Carnes retired from PricewaterhouseCoopers LLP (“PwC”) in June 2016, where she had a 34-year career with the firm. She was an Assurance Partner serving large, publicly traded companies in the energy industry. Ms. Carnes held a number of leadership positions with PwC including the Houston office Managing Partner. She also served as PwC’s Energy and Mining leader for the United States where she led the firm’s energy and mining assurance, tax and advisory practices. In these roles, she was responsible for leading the design and execution of the market and sector strategies, business development, compensation, professional development, succession planning, and client satisfaction. As an Assurance Partner, Ms. Carnes had vast experience with capital markets activities and was the lead audit partner on some of the largest merger and acquisition transactions completed in the energy sector at that time. Ms. Carnes also served as one of PwC’s Risk Management Partners and was PwC’s United States representative on the firm’s Global Communities Board. She is a certified public accountant.

Since December 2019, she has served as a director of SunCoke Energy, Inc., whose principal businesses are cokemaking and logistics, and is the Chair of the Audit Committee. Since July 2017, Ms. Carnes has also served as a director of Matrix Service Company, a services company that provides engineering, fabrication, infrastructure, construction, and maintenance services primarily to the oil, gas, power, petrochemical, industrial, agricultural, mining and minerals markets, where she chairs the Audit Committee and is a member of the Compensation and Nominations and Governance Committees. She is also a Member Representative for Ohio Valley Midstream, a member managed limited liability corporation engaged in natural gas and natural gas liquids gathering and processing. She is a member of the Board of Trustees at Texas Children’s Hospital where she chairs the Operations, Planning and Philanthropy Committee and serves on the Executive Committee and Audit, Risk and Compliance Committee. Ms. Carnes is also a member of the Board of the Barbara Bush Houston Literacy Foundation where she chairs the Compensation Committee. Her financial expertise and experience in working with and auditing public companies in the energy industry, and her operational experience at PwC, a professional services firm, allow her to provide important insight to the Company.

Michael Straughen

•
Director since 2016
•
Chairman of the Compensation Committee and member of the Audit Committee
•
Age: 74

Following an extensive career in oilfield services, Mr. Straughen retired from executive office at the end of 2014 and has since held various non-executive positions. Most recently, he served on the board of the Glasgow-based Denholm Energy Services Group, from which he retired in June 2023. He was previously on the board of Glacier Energy Services, an Aberdeen-based offshore services company, until June 2020, on the board of ASCO, an Aberdeen-based logistics support group, until June 2019, and also on the board of GMS PLC, an Abu Dhabi-based, but London-listed, marine services company for three years until the end of 2016. Mr. Straughen’s last executive position was as an Executive Director of John Wood Group PLC, the UK’s leading oilfield services business, from 2007 to the end of 2014, where he served as Chief Executive of the Engineering Division, which had revenues of $1.8 billion and 10,000 employees. His responsibilities included P&L performance, HSSE, resourcing, customer relationships, strategy and growth. As an Executive Director of a publicly traded company, he also had responsibilities for corporate governance.

From 1982 to 2007, he served in various roles, including as Group Managing Director, with AMEC PLC, an international project management and engineering services provider. Mr. Straughen is a Chartered Engineer, has served on various industry bodies and continues to be a mentor to small businesses. His extensive management experience in the oil and gas sector, as well as his diverse background, enable him to provide valuable insight on management, governance, and strategic issues.

Katherine Murray

•
Director since 2022
•
Member of the Audit Committee
•
Age: 62

Following a 33-year career serving the energy sector as a senior finance executive to large global corporations and as a public accountant, Ms. Murray retired from executive office in 2018. From that time, she has worked as an independent financial consultant and, since January 2024 has served as Chief Financial Officer for The Coalition for the Homeless, a non-profit organization addressing homelessness in Houston and Harris County, Texas. From January 2021 to December 2023, she was Chairman of the Board and served as a member of the Finance and Communications Committees for the Foundation for the Women’s Energy Network, a non-profit organization serving women in energy. From January 2013 until May 2018, Ms. Murray held progressive financial leadership roles at McDermott International, Inc. (“McDermott”), a global provider of engineering, procurement, construction, and installation solutions to the energy industry. Most recently, from 2017 to 2018, she served as Vice President and Regional Chief Financial Officer, Worldwide Finance Operations for McDermott’s global assets and projects group. Her responsibilities included financial reporting, operational accounting, financial planning, tax, and strategic planning. Previously, from 2015 to 2017, she served as Vice President and Treasurer, where she was responsible for implementing strategies to optimize McDermott’s capital structure and cash flows. Through these roles, Ms. Murray gained extensive experience managing lender arrangements and relationships across the globe, including the U.S., Europe, and the Middle East.

From 2016 to 2017, she also worked in Investor Relations for McDermott, and became responsible for optimizing shareholders’ and analysts’ relations and communications, including outreach programs in the U.S. and Europe. Prior to this time, from 1991 to 2012, Ms. Murray held progressive positions at El Paso Corporation (formerly Tenneco Gas, Inc.), a provider of natural gas and related energy products. As Senior Vice President, Tax from 2001 to 2012, she was responsible for over $600 million of annual taxes, and gained significant experience in financial reporting, internal controls, worldwide compliance, tax litigation, entity structuring and financial planning and analysis. She was also a key contributor to El Paso Corporation’s strategic initiatives, including mergers and acquisitions, dispositions and the ultimate $3 billion sale of the business to Kinder Morgan in 2012. Ms. Murray began her career with Arthur Andersen, serving in their energy tax practice, and is a member of the Texas Society of Certified Public Accountants. She earned a Bachelors in Business Administration with a minor in Accounting from the University of St. Thomas. Ms. Murray’s financial expertise and extensive experience working in senior finance roles in large global energy companies, as well as her public accounting experience, allow her to contribute key insights to the Company.

Continuing Class I Directors (Term to Expire 2026)

Harvey Klingensmith

•
Director since 2020
•
Member of the Nominating, Governance, Sustainability and Corporate Responsibility Committee and the Compensation Committee
•
Age: 71

Mr. Klingensmith, a native of Denver, Colorado, retired from executive office at the end of January 2019 after numerous executive leadership positions in the oil and gas industry. Mr. Klingensmith co-founded and served as Chief Executive Officer and Board member of Ajax Resources LLC (“Ajax”), an exploration and production company focused on oil and gas development in the Permian Basin. He served as Chief Executive Officer from its founding in July 2015 until October 2017 and served on the Board until its sale in 2018. As Co-Founder and Chief Executive Officer of Ajax, Mr. Klingensmith was instrumental in successfully putting together the $425 million financing package necessary to start Ajax; recruited key personnel needed to build and run the business; and executed key business initiatives that resulted in production growth from 2,000 to 18,500 barrels of oil equivalent per day and Ajax’s sale to Diamondback Energy for $1.24 billion. Mr. Klingensmith was also President of Wyatt Energy LLC (“Wyatt”), a privately held, independent oil and gas exploration and production company based in Houston, Texas, focused on the identification of and investment in unique opportunities in the oil and gas space, from April 2014 through January 2018. He led this effort simultaneously with his roles at Ajax.

Mr. Klingensmith also co-founded and served as Chief Executive Officer of Spoke Resources Ltd. (“Spoke”), including its predecessor entity Stone Mountain Resources Ltd (“Stone”), from April 2006 through August 2018. Spoke was a large natural gas production company headquartered in Calgary, Alberta, and had its primary producing asset in NE British Columbia before its sale to Surmont Oil and Gas in 2018. During his tenure at Spoke and Stone, Mr. Klingensmith led efforts to raise capital, headed operations and production growth as well as gained experience with financially distressed companies during Stone’s entry into receivership and exit as Spoke before its sale to Surmont Oil and Gas in 2018. Prior to entering the private space Mr. Klingensmith had served as President of El Paso Canada (2002-2004), Senior Vice President Worldwide Exploration for Coastal Oil and Gas (1994-2001), and Vice President of Worldwide Exploration of Maxus Energy (1986-1993). Mr. Klingensmith received dual Bachelor of Science degrees in Geological Engineering and Geophysical Engineering from the Colorado School of Mines in 1975. He is an active member of the Society of Petroleum Engineers, the American Association of Petroleum Geologists and the Society of Exploration Geophysicists. Mr. Klingensmith’s over 44 years of diverse experience in the upstream oil and gas business along with his proven leadership and executive oversight experience make him a valuable addition to our board.

Curtis Anastasio

•
Director since 2023
•
Member of the Nominating, Governance, Sustainability and Corporate Responsibility Committee
•
Age: 67

Mr. Anastasio retired from executive office in 2013, having spent over 35 years in various leadership positions in the upstream, midstream and downstream sectors of the oil and gas industry. At various stages over the course of his career, Mr. Anastasio has been responsible for supply, trading, transportation, marketing, business development and legal & regulatory affairs. He began his career in the industry in 1988 with Ultramar plc, an integrated oil and gas company with assets principally in the United States, Canada, Latin America, the United Kingdom and Asia Pacific. In a series of acquisitions, Ultramar’s midstream assets were ultimately acquired by NuStar Energy L.P., a publicly traded energy master limited partnership based in San Antonio, Texas. Mr. Anastasio was appointed President and Chief Executive Officer of NuStar in April 2001, leading the company’s initial public offering. He served in that role until his retirement on December 31, 2013. Under Mr. Anastasio’s leadership, NuStar grew from a small business to a Fortune 500 company. NuStar received many awards and recognition during his tenure, including being named by Fortune magazine as one of the 100 Best Companies to Work for in America every year since 2007 and Forbes Magazine’s 100 Most Trustworthy Companies. In 2013, Mr. Anastasio was elected to the San Antonio Business Hall of Fame. Mr. Anastasio presently serves on the boards of two publicly traded companies, both of which are listed on the New York Stock Exchange. From May 2014 until July 2023, he served as the Chairman of GasLog Partners L.P., an international owner, operator and manager of liquefied natural gas carriers, providing support to international energy companies as part of their LNG logistics chain.

As Executive Chairman, he led the company’s initial public offering in May 2014. Mr. Anastasio also serves on the Board and as Chairman of the Audit Committee of Par Pacific Holdings, Inc., an energy company with primary interests in refining, retail and logistics, including a refining, marketing and logistics business in Hawaii, refining and logistics businesses in Washington, Montana and Wyoming and a retail distribution network in the Pacific Northwest. The company also owns an equity interest in a joint venture focused on natural gas production. Finally, Mr. Anastasio serves on the Board and as Chairman of the Audit Committee of The Chemours Company, which was spun out from DuPont in 2015. A multinational specialty chemicals company providing titanium technologies, fluoroproducts and chemical solutions, Chemours ingredients are found in plastics and coatings, refrigeration and air conditioning, mining and oil refining operations and general industrial manufacturing. Mr. Anastasio also served as a director of the Federal Reserve Bank of Dallas for six years from 2014 through 2019. In addition to participating in various volunteer activities, Mr. Anastasio has served as Chairman of the Board of Trustees of the United Way of San Antonio and Bexar County, Chairman of the Alamo Area Council of the Boy Scouts of America, and Chairman of the National Association of Publicly Traded Partnerships. Mr. Anastasio received a Juris Doctorate degree from Harvard Law School in 1981 and a Bachelor of Arts degree, magna cum laude, from Cornell University in 1978. Prior to focusing his career on the oil and gas industry, Mr. Anastasio worked in private practice as a corporate attorney in New York City.

•

Non-Executive Director Compensation

The following table sets forth a summary of the compensation we paid to our non-executive Directors in 2023. Directors who are our full-time employees receive no compensation for serving as Directors.

Director Compensation

for Year Ended December 31, 2023

Name (1)	Fee Earned or Paid in Cash ($)	Stock Awards (2)(3) ($)	Total ($)
Martha Z. Carnes	127,500	141,288	268,788
Monique van Dijken Eeuwijk (4)	43,750	—	43,750
Harvey Klingensmith	80,000	141,288	221,288
Katherine A. Murray	77,500	141,288	218,788
Michael Straughen	102,500	141,288	243,788
Kwaku Temeng	86,250	141,288	227,538
Curtis Anastasio (5)	37,500	153,289	190,789
(1)
Mr. Bruno is not included in this table because he received no additional compensation for his service as a Director. The compensation earned by Mr. Bruno in 2023 is shown under “Information About our Named Executive Officers and Executive Compensation-Summary Compensation.”
(2)
The amounts included in the “Stock Awards” column include the aggregate grant date fair value of the equity-based awards granted under the Restricted Share Award Program during 2023. This value was computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation, by discounting the share price on the date of grant by dividends expected to be paid during the term of the award. Assumptions used in the calculation of these amounts are included in Note 17 to our audited financial statements for the fiscal year ended December 31, 2023, and are included in our annual report on Form 10-K.
(3)
Each of our currently serving non-executive Directors had 6,419 restricted stock awards granted in 2023 and outstanding as of December 31, 2023.
(4)
Ms. van Dijken Eeuwijk retired from the Board, effective at the conclusion of the annual meeting of shareholders on June 28, 2023.
(5)
Mr. Anastasio was elected at the annual meeting of shareholders on June 28, 2023.

Retainer/Fees

Each non-executive Director was paid the following amounts during fiscal year 2023:

•
a base annual retainer, payable semiannually in arrears, in the amount of $70,000.
•
an additional annual retainer, payable semiannually in arrears, for the following positions:
o
for our Lead Director, an additional $25,000;
o
for our Audit Committee chairman, an additional $25,000;
o
for our Compensation Committee chairman, an additional $20,000;
o
for our Nominating, Governance, Sustainability and Corporate Responsibility Committee (“NGSCR Committee”) chairman, an additional $12,500;
o
for each member of the Audit Committee, an additional $7,500;
o
for each member of the Compensation Committee, an additional $5,000;
o
for each member of the NGSCR Committee, an additional $5,000; and
•
reimbursement for all out-of-pocket expenses incurred in attending any Board or committee meeting.

Equity-Based Compensation

Effective as of April 1, 2022, we made a grant of restricted shares to the non-executive Directors serving in 2022 in the amount of $150,000, divided by the closing price of the Company’s stock on January 17, 2022, rounded upwards to the nearest whole share for a total of 5,485 shares each. The restricted shares vested, without performance criteria, at the end of a one-year vesting period that began on April 1, 2022 and ended on April 1, 2023.

Effective as of April 1, 2023, we made a grant of restricted shares to the non-executive Directors serving in 2023 in the amount of $150,000, divided by the closing price of the Company’s stock on January 13, 2023, rounded upwards to the nearest whole share for a total of 6,419 shares each. The restricted shares will vest, without performance criteria, at the end of a one-year vesting period that began on April 1, 2023 and ends on April 1, 2024.

Outstanding awards granted to the current non-executive Directors require the recipient’s continued service as a director (other than termination of service due to death or disability) to the time of vesting for the recipient to receive the shares that would otherwise vest. In the event of an award recipient’s death or disability prior to the last day of these vesting periods, his or her restricted shares would vest in accordance with the aforementioned vesting schedules. If an award recipient’s service with us terminates (other than due to death or disability) prior to the last day of these vesting periods, his or her restricted shares would be immediately forfeited to the extent not then vested. In the event of a change in control (as defined in the 2023 Director Plan) prior to the last day of the aforementioned vesting periods and while the award recipient is in our service (or in the event of a termination of the award recipient’s service upon such change in control), all of the award recipient’s restricted shares will vest as of the effective date of such change in control.

Minimum Stock Ownership by Non-Executive Directors

The Compensation Committee has established a requirement that non-executive Directors must maintain equity ownership of Company stock, determined using the average price of the stock over the immediately preceding five years, in the minimum amount of five times the annual base retainer for the previous year. Non-executive Directors will be allowed five years to achieve that minimum equity ownership level. All current Directors are in compliance with the Compensation Committee’s requirements.

Policy against Insider Trading

The Company has a written policy against insider trading that is applicable to all Directors and other persons with access to material, non-public information about the Company. Such policy provides that entering into any derivative transaction which effectively shifts the economic risk of ownership to a third party (e.g., selling the stock short; entering into collars, floors, cap arrangements, or placing the stock on margin) is not allowed at any time.

2024 Non-Executive Director Compensation

Each non-executive Director serving in 2024 shall receive the same level of cash compensation in 2024 as received by Board members in 2023 and described above under “Retainer/Fees” on page 16 of this proxy statement.

In addition, effective as of April 1, 2024, we will award each of our non-executive Directors who will continue to serve on the Board after the conclusion of the 2024 Annual Meeting an amount of restricted shares equal to $150,000 based on the closing price of the Company’s stock on January 10, 2024, which was $16.10 rounded upwards to the nearest whole share, which amounts to 9,317 shares. The restricted shares will vest, without performance criteria, at the end of a one-year vesting period that will begin on April 1, 2024 and will end on April 1, 2025. This award will be subject to an agreement to be signed by each recipient.

Board Structure

The Company has a single-tier board currently consisting of seven directors divided among three classes. Each class is elected for a three-year term such that the term of one class of directors expires at the annual meeting each year. Mr. Bruno currently serves as the Company’s Chief Executive Officer (the “CEO”) and as Chairman of the Board. Given the size of the Company, we believe our stakeholders are well served by having Mr. Bruno hold the Chief Executive Officer role along with being Chairman of the Board and that this is the most effective leadership structure for us at the present time. We also note that within our industry, the common practice is for the same person to hold both positions. We believe this structure has served us well for many years.

Ms. Carnes has served as our Lead Director since the 2020 annual meeting. The Lead Director has leadership authority and responsibilities and sets the agenda for, and leads all executive sessions of the independent directors, providing feedback, as appropriate, from those meetings to the Chairman of the Board. Ms. Carnes has served on the Board since 2016. She is deemed to be independent from the Company (according to applicable regulatory standards, as well as by shareholder advisory services such as ISS and Glass-Lewis).

In its role providing risk oversight of the Company, the Board oversees our stakeholders’ interest in the long-term health and overall success of the Company and its financial strength, as well as the interests of the other stakeholders of the Company. The Board is actively involved in overseeing risk management for the Company, and each of our Board committees considers the risks within its areas of responsibility. The Board and each of our Board committees regularly discuss with management our major risk exposures, their potential financial impact on us and the steps we take to manage them.

Director Independence

In connection with determining the independence of each Director of the Company, the Board inquired as to any transactions and relationships between each Director and his or her immediate family and the Company and its subsidiaries, and reviewed and discussed the results of such inquiry. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that a Director is independent under the standards set forth by the NYSE. With regard to Messrs. Straughen, Temeng, Klingensmith and Anastasio and Mmes. Carnes and Murray, none have ever held any position with the Company or any of its affiliates apart from their service on the Board and its committees and all qualify as independent under the NYSE Listed Company Manual section 303A.02.

As a result of this review, after finding no material transactions or relationships among the following Directors and the Company, the Board affirmatively determined that each of Messrs. Straughen, Temeng, Klingensmith and Anastasio and Mmes. Carnes and Murray, are independent under the applicable standards described above.

Board Meetings

The Board held four meetings in 2023. All Directors participated in 100% of the 2023 Board meetings. All Directors participated in 100% of the meetings in 2023 of all committees on which he or she serves. Under our Corporate Governance Guidelines, Directors are expected to diligently fulfill their fiduciary duties to the Company, including preparing for, attending and participating in meetings of the Board and the committees of which the Director is a member. In 2023, all Directors participated in the 2023 annual meeting of shareholders. All current board members are expected to attend the 2024 Annual Meeting.

Our non-executive Directors meet separately in executive session without any members of management present. The Lead Director is the presiding Director at each such session. If any of our non-executive Directors were to fail to meet the applicable criteria for independence, then our independent Directors would meet separately at least once a year in accordance with the rules of the NYSE.

Committees of the Board

The Board has three standing committees, the identities, memberships and functions of which are described below. Each Director who is at the time “independent” and who has never served as a director of any affiliate of the Company may be considered for committee assignment at any time during their term, as determined by the Board.

Audit Committee

The current members of the Audit Committee are Mmes. Carnes (Chairman) and Murray, and Mr. Straughen, each of whom will continue in their respective roles following the conclusion of the 2024 Annual Meeting. The Audit Committee’s principal functions, which are discussed in detail in its charter, include making recommendations concerning the engagement of the independent registered public accountants, reviewing with the independent registered public accountants the plan and results of the engagement, approving professional services provided by the independent registered public accountants and reviewing the adequacy of our internal accounting controls. Additionally, the Audit Committee is responsible for overseeing the quality and effectiveness of the Company’s policies and procedures with respect to information technology systems, including enterprise cybersecurity and data privacy. Each member of the Audit Committee is independent, as defined by Section 10A of the Exchange Act and by the corporate governance standards set forth by the NYSE. Each member of the Audit Committee is financially literate, and Mmes. Carnes and Murray each qualify as an “audit committee financial expert” under the rules promulgated pursuant to the Exchange Act. The Audit Committee held five meetings in 2023. A copy of the Audit Committee’s written charter may be found on the Company’s website at https://www.corelab.com/corporate-business-executives. See “Audit Committee Report” below.

Compensation Committee

The current members of the Compensation Committee are Messrs. Straughen (Chairman), Klingensmith and Temeng, each of whom will continue in their respective roles following the conclusion of the 2024 Annual Meeting. The Board has determined that each of the members of the Compensation Committee is (i) independent under the NYSE’s rules governing Compensation Committee membership and (ii) a “non-employee director” under Rule 16b-3 of the Exchange Act.

The Compensation Committee’s principal functions, which are discussed in detail in its charter, include a general review of our compensation and benefit plans to ensure that they are properly designed to meet corporate objectives. The Compensation Committee reviews and approves the compensation of our Chief Executive Officer and our senior executive officers, granting of awards under our benefit plans and adopting and changing major compensation policies and practices. In addition to establishing the compensation for the Chief Executive Officer, the Compensation Committee reports its recommendations to the Board for review and approval of awards made pursuant to our LTIP. Pursuant to its charter, the Compensation Committee has the authority to delegate its responsibilities to other persons. The Compensation Committee held three meetings in 2023.

The Compensation Committee periodically retains a consultant to provide independent advice on executive compensation matters and to perform specific project-related work. The consultant reports directly to the committee, which pre-approves the scope of work and fees charged. The Compensation Committee communicates to the consultant the role that management has in the analysis of executive compensation, such as the verification of executive and Company information as required by the consultant.

The Compensation Committee operates under a written charter. A copy of the Compensation Committee charter may be found on the Company’s website at https://www.corelab.com/corporate-business-executives. See “Compensation Committee Report” below.

Nominating, Governance, Sustainability and Corporate Responsibility Committee

The current members of the NGSCR Committee are Messrs. Temeng (Chairman), Klingensmith and Anastasio, each of whom will continue in their respective roles following the conclusion of the 2024 Annual Meeting.

The NGSCR Committee’s principal functions, which are discussed in detail in its charter, include recommending candidates to the Board for election as Directors, recommending candidates to the Board for appointment to the Board’s committees, reviewing succession planning for the Chief Executive Officer and other senior executive management, reviewing the Company’s sustainability strategies and evaluating the Company’s performance and compliance with its sustainability, corporate governance and social responsibility policies, and leading the Board in its annual review of the performance of the Board, its committees and management. Each member of the NGSCR Committee is independent as defined by the corporate governance standards of the NYSE. The NGSCR Committee held two meetings in 2023.

The NGSCR Committee operates under a written charter. A copy of the NGSCR Committee Charter may be found on the Company’s website at https://www.corelab.com/corporate-business-executives.

Qualifications of Directors

The NGSCR Committee has the responsibility to make recommendations to the Board of Directors of candidates for the Board that the NGSCR Committee believes will perform well in that role and maximize shareholder and stakeholder value. In considering suitable candidates for that position, the NGSCR Committee considers, among other factors, the person’s reputation, knowledge, experience, integrity, independence, skills, expertise, business and governmental acumen and time commitments. In addition to considering these factors on an individual basis, the NGSCR Committee considers how these factors contribute to the overall variety and mix of attributes of our Board as a whole so that the members of our Board collectively possess the diverse knowledge and complementary attributes necessary to oversee our business. Directors should be exemplary representatives of the Company and be able to provide a wide range of management and strategic advice and be someone that the Company can count on to devote the required time and attention needed from members of the Board. In the case of current Directors being considered for re-nomination, the NGSCR Committee will also take into account the Director’s tenure as a member of our Board; the Director’s history of attendance at meetings of the Board and committees thereof; the Director’s preparation for and participation in all meetings; and the Director’s contributions and performance as a member of the Board.

Six of the seven members of the Board who will serve following the 2024 Annual Meeting are considered independent under applicable SEC and NYSE standards. For this year’s Meeting and election, the NGSCR Committee believes the candidates possess the characteristics outlined above and bring to the Board valuable skills that enhance the Board’s ability to manage and guide the strategic affairs of the Company in the best interests of our shareholders and our other stakeholders.

A more complete description of the specific qualifications of each of our Board members and of this year’s nominees are contained in the biographical information section beginning on page 9 of this proxy statement.

Director Nomination Process

The NGSCR Committee, the Chairman of the Board, the Chief Executive Officer, or a Director identifies a need to add a new Board member that meets specific criteria or to fill a vacancy on the Board. The NGSCR Committee also reviews the candidacy of existing members of the Board whose terms are expiring and who may be eligible for reelection to the Board. The NGSCR Committee also considers recommendations for nominees for directorships submitted by shareholders as provided below. The nomination process is outlined below:

•
If a new Board member is to be considered, the NGSCR Committee initiates a search by seeking input from other Directors and senior management, and hiring a search firm, if necessary. Although the NGSCR Committee does not have a formal policy with respect to diversity or apply a strict “Rooney Rule” approach, it considers a diverse pool of candidates for new member election to the Board of Directors, considering each candidate’s individual business and professional experience, demonstrated leadership ability, diversity and acumen (financial, industry, technology, business growth and diversification, ESG and other specialized skills). We view and define diversity in a broad sense, which includes gender, ethnicity, age, education, industry/profession, experience, and leadership qualities. As part of the nomination process, the NGSCR Committee together with the full Board strive to achieve an overall balance of diverse backgrounds and experience with a complementary mix of skills, viewpoints and professional experience in areas relevant to the Company’s business strategy. Members of the NGSCR Committee review the qualifications of prospective candidate(s), and the Chairman of the Board, the Chief Executive Officer, and all other Board members have the opportunity to review the qualifications of prospective candidate(s);
•
Shareholders seeking to recommend Director candidates for consideration by the NGSCR Committee may do so by writing to the Company’s Secretary at the address indicated on page 4 of this proxy statement, giving the recommended candidate’s name, biographical data and qualifications. The NGSCR Committee will consider all candidates submitted by shareholders within the time period specified under “Other Proxy Matters - Information About Our 2025 Annual Meeting; Shareholder Proposals and Shareholder Access” below;

•
The NGSCR Committee recommends to the Board the nominee(s) from among the candidate(s), including existing members of the Board whose terms are expiring and who may be eligible for reelection to the Board, and new candidates, if any, identified as described above; and
•
The nominee(s) are nominated by the Board and thereafter submitted to our shareholders for approval.

Related Person Transactions

Related person transactions have the potential to create actual or perceived conflicts of interest between the Company and its Directors and/or named executive officers or any of their respective immediate family members. Under its charter, the Audit Committee is charged with the responsibility of reviewing with management and the independent registered public accountants (together and/or separately, as appropriate) insider and affiliated party transactions and potential conflicts of interest. The Audit Committee has delegated authority to review transactions involving employees, other than our named executive officers, to our General Counsel. We identify such transactions by distributing questionnaires annually to each of our Directors, officers and employees.

In deciding whether to approve a related person transaction, the following factors may be considered:

•
information about the goods or services proposed to be or being provided by or to the related party;
•
the nature of the transactions and the costs to be incurred by the Company or payments to the Company;
•
an analysis of the costs and benefits associated with the transaction and consideration of comparable or alternative goods or services that are available to the Company from non-related parties;
•
the commercial advantage the Company would gain by engaging in the transaction; and
•
an analysis of the significance of the transaction to the Company and to the related party.

To receive approval, the related person transaction must be on terms that are fair and reasonable to the Company, and which are on terms at least as favorable to the Company as would be available from non-related entities in comparable transactions. The Audit Committee requires that there is a Company business interest supporting the transaction and the transaction meets the same Company standards that apply to comparable transactions with unaffiliated entities. The Audit Committee has adopted a written policy that governs the approval of related person transactions.

There were no transactions that occurred during fiscal year 2023 in which, to our knowledge, the Company was or is a party, in which the amount involved exceeded $120,000, and in which any director, director nominee, named executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Compensation Committee Interlocks and Insider Participation

During 2023, no named executive officer served as:

•
a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose named executive officers served on our Compensation Committee;
•
a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose named executive officers served as one of our Directors; or
•
a director of another entity, one of whose named executive officers served on our Compensation Committee or the board of directors of one of our subsidiaries.

Communications with Directors; Website Access to Our Corporate Documents

Shareholders or other interested parties can contact any Director or committee of the Board of Directors by directing correspondence to Mark D. Tattoli, Secretary, Core Laboratories Inc., 6316 Windfern Road, Houston, Texas 77040. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee.

Our Internet address is www.corelab.com. Our Corporate Governance Guidelines, Code of Ethics and Corporate Responsibility and the charters of our Board committees are available on our website. We will also furnish printed copies of such information free of charge upon written request to our Investor Relations department (investor.relations@corelab.com).

We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the SEC.

These reports are available free of charge through our website as soon as reasonably practicable after they are filed with the respective agency. We may from time to time provide important disclosures to investors by posting them in the investor relations section of our website, as allowed by SEC rules. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding our Company that we file electronically with the SEC.

Risk Assessment of Compensation Policies and Practices

We have assessed our compensation policies and practices and found that the compensation policies and practices are not reasonably likely to have a material adverse effect on us. Our Compensation Committee and our Board are aware of the need to routinely assess our compensation policies and practices and will make a determination as to the necessity of this particular disclosure on an annual basis.

CORPORATE GOVERNANCE AND RESPONSIBILITY

Core Laboratories maintains a corporate governance page on its website that includes key information about corporate governance initiatives, including Corporate Governance Guidelines, a Code of Ethics and Corporate Responsibility, and committee charters for the Audit, Compensation, and NGSCR Committees of the Board. The corporate governance page can be found at https://www.corelab.com/sustainability/governance/.

The actions we are taking regarding corporate responsibility, are posted on our website, and in the form of our Annual Sustainability Reports that can be found at https://www.corelab.com/sustainability/.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program as it relates to our Named Executive Officers (“NEOs”). This CD&A also summarizes the Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to the 2023 performance year. Our NEOs for 2023 are listed below, along with the title that each NEO held in 2023:

Name of Executive	Age	Title
Lawrence Bruno	64	Chairman, President and Chief Executive Officer
Christopher S. Hill	54	Senior Vice President and Chief Financial Officer
Gwendolyn Y. Gresham	56	Senior Vice President, Corporate Development and Investor Relations
Mark D. Tattoli	52	Senior Vice President, Secretary and General Counsel

Executive Summary

Industry Conditions and Outlook

The Company’s outlook for continued growth in the demand for oil and natural gas remains constructive. The forecast provided in the International Energy Agency’s December 2023 report, projects global demand in 2024 to increase 1% and reach 102.7 million barrels per day. Activity associated with the expansion of international upstream projects is expected to grow in 2024. Particularly on long-cycle projects both onshore and offshore in the Middle East, South Atlantic Margin, and parts of Asia Pacific and West Africa. We continue to believe increased levels of investment will be required to maintain current production levels and satisfy growing global demand for hydrocarbons.

The United States Energy Information Administration (EIA) is forecasting that U.S. oil production will average 13.1 million barrels per day in 2024, also an increase of 1% when compared to 2023 oil production. As such, the Company anticipates that U.S. land drilling and completion activity will remain stable in the onshore oil plays. However, a decline in activity is expected in the onshore natural gas plays, due to weaker natural gas commodity prices, and potential caps on future takeaway capacity with the recent moratorium on LNG export terminal construction. Recent and continued consolidation of oil and gas operating companies in the U.S. shale market may also disrupt or slow down drilling and completion activity in the onshore plays impacted by those consolidations.

Although the Company’s outlook regarding the exploration and production of oil and gas remains constructive, the geopolitical conflicts between Russia and Ukraine and more recently in the Middle East have caused disruptions and instability in the movement and trading patterns of crude oil. These on-going conflicts may continue to cause disruptions, which could adversely impact our business in the affected regions. The Company’s volume of associated laboratory services is expected to be commensurate with the trading and movement of crude oil into Europe, the Middle East, Asia and across the globe.

The Company continues to invest in technology targeted to both solve client problems and capitalize on growth opportunities as part of our long-term growth strategy and execution of its strategic plan. We continue to broaden our market presence by opening or expanding facilities in strategic areas to align with client demand and market conditions, while also looking to capture synergies within our business lines. We continue to expand our capabilities in the Middle East and South America. We believe our market presence in strategic areas creates a unique opportunity to serve our clients who have global operations, whether they are international oil companies, national oil companies, or independent oil companies. Our development activities are guided by our clients. We routinely collaborate with our clients, who bring us problems to solve, and we leverage those solutions through protected intellectual property.

Carbon capture and sequestration (“CCS”) remains a focus for many of our oil and gas clients, with the onset of more stringent emissions control requirements and existing global accords to reduce greenhouse gas emissions. The Company’s activities on CCS projects have expanded and are expected to continue expanding in 2024 and beyond.

2023 Business Achievements

Over the course of our 28 years as a publicly traded company, we have posted an annualized compounded shareholder return of 7.25%, according to Bloomberg Financial, compared to 9.73% for the S&P 500, over that same time period. See “Ownership of Securities - Performance Graph” on page 8 for a graph comparing our five-year cumulative total shareholder return to the Standards & Poors 500 Index and the Philadelphia Oil Services Index.

During 2023, our key financial and operational performance results demonstrated year-over-year improvement and included top-quartile operating margin and return on invested capital (“ROIC”) performance:

•
Revenue increase of 4.5%, operating margin of 11% and EPS Yield calculated as annual EPS relative to average share price during the performance period yielding 3.8%;
•
Based on Bloomberg’s calculations using the latest comparable data available, our ROIC was approximately 13.1% and at the 81st percentile of the Bloomberg Comp Group;
•
Total Recordable Injury Rate of 0.50 and Lost Time Injury Rate of 0.08 in 2023, on par with rates of 0.34 and 0.10, respectively, in 2022; and
•
Industry-leading ranking/scores/standing among our peer group on several key sustainability indexes and preserved inclusion in notable sustainability related indices in 2023 such as Bloomberg’s Gender Diversity Index and multiple MSCI indices. This reflects our emphasis on producing long-term profitable growth in a sustainable and responsible manner.

Compensation Actions

Our executive compensation decisions included:

•
Mid-year salary adjustments: NEO salaries were adjusted twice during 2023. The first salary adjustment in May 2023 resulted from a merit cycle applicable to U.S. employees generally that had been deferred from 2022. The second salary adjustment in October 2023 was associated with the 2023 merit cycle, again for U.S. employees generally.
•
Negative discretion applied to NEOs under our annual cash incentive plan: Actual performance under the plan justified a payout at 58.9% of the maximum cash award for Messers. Bruno and Hill and 61.4% for each of Ms. Gresham and Mr. Tattoli; however, based upon a broader assessment of the Company’s financial performance and uncertainties associated with the Russia-Ukraine and the Middle East geopolitical conflicts, the Chairman of the Board, acting on authority conferred upon him by the Compensation Committee, approved a payout of 35.5% of the earned bonus for each NEO. Payment of the bonus will be made during the second quarter of 2024.
•
Continued commitment to 100% performance-based LTI Awards: We granted the NEOs awards exclusively in the form of performance-based equity awards for 2022, 2023 and 2024.

2023 “Say-on-Pay” / Shareholder Engagement

Each year, we carefully consider the results of our shareholder say-on-pay vote from the preceding year. We also consider the feedback we receive from our major shareholders, which we solicit in various ways, including face-to-face meetings during the year. At our 2023 Annual meeting, 96.6% of votes cast approved our executive compensation program.

Our Compensation Committee believes that shareholder feedback, including the most recent say-on-pay vote, supports their view that our compensation programs remain aligned with the best interests of our shareholders. The Committee continues to review the design of our programs to ensure they remain aligned with shareholder interests, with our industry peers, and with compensation governance best practices.

Best Compensation Governance Practices & Policies

Our executive compensation program is grounded in the following policies and practices, which promote sound compensation governance, enhance our pay-for-performance philosophy and further align our executives’ interests with those of our stakeholders:

WHAT WE DO		WHAT WE DO NOT DO
✓	100% of NEO equity awards are performance-based and at-risk	✗	No hedging transactions by executive officers or directors
✓	Target performance for equity incentive awards set above the median of industry peers	✗	No significant perquisites
✓	Incentive awards based on both absolute and relative performance results, with no guaranteed payouts	✗	No “single trigger” change in control cash severance benefits
✓	Equity award grants subject to three-year performance periods to promote retention	✗	Company stock may not be margined by executive officers or directors
✓	Clawback policy applies to performance-based cash and equity incentive compensation
✓	Compensation Committee advised by an independent compensation consultant

What Guides Our Executive Compensation Program

Compensation Philosophy and Objectives

Our executive compensation program is designed to create a strong financial incentive for our NEOs to maximize ROIC and other financial and operational metrics, which we believe leads to long-term sustainable growth in stakeholder value. Our compensation philosophy is driven by the following guiding principles and objectives:

Guiding Principle	Objective
Pay for Performance	Drive performance relative to our financial goals, which are designed to achieve growth in shareholder returns and long-term value creation
Competitiveness	Provide compensation at levels that will attract, motivate, and retain highly qualified executives who are focused on the long-term best interests of our shareholders
Shareholder Alignment	Reinforce a culture of ownership and long-term commitment to shareholder interests through alignment of Corporate, Environmental and Social Governance

The Core Elements of Compensation

The core elements of executive compensation are summarized in the table below:

Element	Form	What It Does	How It Links to Performance
Base Salary	Cash (Fixed)	Provides a competitive rate relative to similar positions in the oilfield services industry and other service-based industries, and enables the Company to attract and retain critical executive talent	• Based on job scope, level of responsibilities, experience, tenure and market levels
Annual Cash Incentive Plan	Cash (Variable and At-Risk)	Focuses executives on achieving annual financial and operational goals that drive long-term shareholder value
•
Payouts: zero to 2x target for Messers. Bruno and Hill and zero to 1.7x target for Ms. Gresham and Mr. Tattoli, based on annual performance
•
Combination of absolute and relative financial and non-financial goals

Long-Term Incentive Plan (LTIP)	Equity (Variable and At-Risk)	Provides incentives for executives to execute on longer-term financial/strategic growth goals that drive value creation and support talent retention	• Payouts: 0% to 175% of target, based on performance over a three-year period • Combination of relative (ROIC) and absolute (TSR) performance

Pay Mix: Emphasis on Variable Performance-based Compensation

The charts below show the target compensation of our Chief Executive Officer and our other NEOs for fiscal year 2023. These charts illustrate that a majority of NEO compensation is performance-based and variable (84% for our Chief Executive Officer and an average of 73% for our other NEOs). The weighting of these compensation components puts a material, significant portion of the executives’ total direct compensation “at risk” if Company performance declines or underperforms relative to the Bloomberg Comp Group and/or the Compensation Peer Group described further below.

CEO Realizable Compensation: Aligned with Performance

Our emphasis on at-risk, variable and performance-based pay elements, particularly equity incentives, helps to ensure that the actual compensation realized by our NEOs aligns with returns to our shareholders. As shown in the charts below, the relationship between CEO realizable and target pay over the past five years has aligned with our total shareholder return performance.

CEO REALIZABLE PAY ALIGNED WITH PERFORMANCE(1)

CEO Realizable Pay By Year ($MM)
Base Salary
Annual Incentive
Performance Share Units
Indexed TSR
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$-
-41%
-32%
-29%
-23%
-29%
Target
Realizable
Demshur
2019
Target
Realizable
Bruno
2020
Target
Realizable
Bruno
2021
Target
Realizable
Bruno
2022
Target
Realizable
Bruno
2023

(1)
Mr. Demshur served as CEO of the Company until his retirement in May 2020.

Target compensation includes base salary, target annual incentive award, and the grant-date value of performance share units. Realizable compensation includes base salary, actual annual cash incentive paid, and the value of performance share units determined by whether the awards are still outstanding as of the end of the year or have been settled during that year. Any performance share units settled within the five-year period have been adjusted for actual payout percent. Outstanding performance share unit awards have been valued assuming a target payout with the stock price that is applicable at the end of each year.

The Role of the Compensation Committee

Our Compensation Committee’s principal functions include conducting periodic reviews of the Company’s compensation and benefits programs to ensure that they are properly designed to meet corporate objectives, overseeing of the administration of the cash incentive and equity-based plans and developing the compensation program for the Directors.

The Compensation Committee generally focuses on compensation structures designed to reflect the middle range of the market. We believe that maintaining compensation opportunities in the middle range of our peer group supports recruitment and retention while ensuring that realized pay opportunities align appropriately with individual and Company performance. The Compensation Committee targets a market range rather than a specific percentile in order to respond better to changing business conditions, manage salaries and incentives more evenly over an individual’s career, and minimize potential for automatic increases in salaries and incentives that could occur with inflexible and narrow competitive targets. The Compensation Committee links a significant portion of each executive’s total compensation to accomplishing specific, measurable results based on both Company and individual performance intended to create value for shareholders in both the short- and long-term. Only executives with performance exceeding established targets may exceed the market median in total compensation due to incentive compensation.

The Role of Management

Our CEO provides recommendations to the Compensation Committee in its evaluation of our other NEOs, including recommendations of individual cash and equity compensation levels for each of the remaining NEOs.

The Role of the Independent Compensation Consultant

Our Compensation Committee retains a consultant to provide independent advice on executive compensation matters and to perform specific project-related work. During 2023, the Compensation Committee engaged Meridian Compensation Partners (“Meridian”) to provide information on pay levels and program design for 2023. Meridian reported to and acted at the direction of the Compensation Committee. The Compensation Committee assessed the independence of the firm pursuant to applicable SEC and NYSE rules and concluded that the firm’s work for the Compensation Committee did not raise any conflict of interest for 2023.

The Role of Market Compensation Analysis

The Compensation Committee reviews several sources as a reference for determining competitive total compensation packages. For 2023 executive compensation recommendations, the Compensation Committee reviewed and considered Meridian’s evaluation and analysis of compensation survey data from multiple general industry and industry-specific sources.

In addition, the Compensation Committee reviews proxy statement data from the Company’s peer group (see below). This analysis was used to determine our NEOs’ base salary, annual incentive targets and long-term equity awards (100% performance-based) for 2023.

Selecting the Peer Group

The Compensation Committee, with the assistance of Meridian, developed a peer group of companies to be used for compensation comparison purposes (“Compensation Peer Group”). The Compensation Peer Group consists of publicly traded oilfield services companies comparable in size to our Company in terms of annual revenues and the value of ongoing operations. The following companies comprise our Compensation Peer Group used to evaluate the market for NEO compensation for 2023:

Baker Hughes Company	Fugro N.V.	RPC, Inc.
Champion X Corporation	Helix Energy Solutions Group	TechnipFMC plc
Dril-Quip Inc.	John Wood Group PLC	TGS-NOPEC Geophysical Company ASA
Expro Group Holdings N.V.	Oceaneering International
Forum Energy Technologies	Oil States International

The Compensation Committee periodically reviews the composition of our Compensation Peer Group to ensure it remains appropriate. During 2023, the Compensation Committee approved several changes to better align with our current size and in light of our recently completed redomestication from the Netherlands to the U.S. The following companies were used to evaluate the market for NEO compensation for 2024.

Bristow Group Inc.	Helix Energy Solutions Group	TETRA Technologies Inc.
Champion X Corporation	Oceaneering International	TechnipFMC plc
Dril-Quip Inc.	Oil States International	Tidewater Inc.
Expro Group Holdings N.V.	Precision Drilling Corporation	Weatherford International
Forum Energy Technologies	RPC, Inc.

2023 Compensation Program Details

Base Salary

Base salary is the fixed annual compensation we pay to an executive for performing specific job responsibilities. It represents the minimum income an executive may receive in any given year. We target annual base salaries in the middle range of our Compensation Peer Group for executives having similar responsibilities. The Compensation Committee may adjust salaries based on its annual review of the following factors:

•
the individual’s experience and background;
•
the individual’s performance during the prior year;
•
the benchmark salary data;
•
the general movement of salaries in the marketplace; and
•
our financial and operating results.

As a result of these factors, a particular executive’s base salary may be above or below the median of our Compensation Peer Group for a given year. The table below shows base salaries for each of our NEOs for the years ending December 31, 2023 and 2022.

Name of Executive	December 31, 2022 ($)	May 12, 2023 (1) ($)	October 13, 2023 (2) ($)	December 31, 2023 ($)
Lawrence Bruno	820,000	852,800	886,912	886,912
Christopher S. Hill	430,000	447,200	465,088	465,088
Gwendolyn Y. Gresham	370,000	392,200	407,888	407,888
Mark D. Tattoli	370,000	392,200	407,888	407,888

(1) NEO annual base salary adjusted for 2022 merit approved by the Compensation Committee on January 18, 2022 and deferred to the first half of 2023.
(2) NEO annual base salary adjusted for 2023 merit cycle in second half of 2023, approved by the Compensation Committee on January 17, 2023.

Annual Cash Incentives

All of our NEOs participate in our annual cash incentive plan. Under this plan, each NEO is assigned a target and a maximum bonus expressed as a percentage of his or her base salary. The target award opportunity is established as a percentage of the NEO’s salary based upon a review of the competitive data for that officer’s position, level of responsibility and ability to impact our financial success. The target bonus percentage and maximum bonus percentage for each NEO in 2023 is set forth in the table below.

		Award Percentages
Name of Executive	Title	Target		Maximum
Lawrence Bruno	Chairman, President and Chief Executive Officer	100%	-	200%
Christopher S. Hill	Senior Vice President and Chief Financial Officer	75%	-	150%
Gwendolyn Y. Gresham	Senior Vice President, Corporate Development and Investor Relations	75%	-	130%
Mark D. Tattoli	Senior Vice President, Secretary and General Counsel	75%	-	130%

The Compensation Committee has set performance goals that are consistent with the Company’s business strategy and focus on creating long-term shareholder value. Performance is assessed based on the achievement of specific financial measures, safety metrics, operating objectives, and environmental, social and governance goals. The Compensation Committee may also consider individual contributions to performance results.

Relative Performance

Relative performance requires that NEOs achieve at least median performance among the Compensation Peer Group. The achievement of three different financial performance metrics accounts for 75% of the potential annual cash incentive award.

Metric	Description	Weight
Revenue	Change in the Company’s annual revenue relative to Compensation Peer Group	25%
Operating Margin	The Company’s margins relative to Compensation Peer Group	25%
EPS Yield	The Company’s annual EPS Yield (EPS divided by average share price) relative to Compensation Peer Group	25%

Relative performance is assessed at the end of the year. Bloomberg data is analyzed on a trailing four-quarter period for the Compensation Peer Group for the period ending with the third quarter of the current year. This data is used to determine the Company’s percentile ranking in the Compensation Peer Group for each metric.

For each metric, the NEOs can achieve a maximum score of 25 and a threshold score of 12.5 for a ranking between the 100th and the 50th percentile, respectively. Performance below the 50th percentile on any metric results in a score of zero for that metric. For example, if the Company’s ranking for change in revenue compared to the Compensation Peer Group’s change in revenue is at the 75th percentile, then the revenue metric would receive a score of 18.75.

Messrs. Bruno and Hill may earn up to 2.0x their target award opportunity, and Ms. Gresham and Mr. Tattoli may earn up to 1.7x their target award opportunity, for each metric in return for the Company finishing first (i.e., at the 100th percentile) in the Compensation Peer Group. Performance below the 50th percentile of the Compensation Peer Group on any metric will result in a zero percent payout for that metric. Payout for performance between the 50th and the 100th percentile for each metric is calculated using straight-line interpolation between the target and maximum award opportunities, as shown in the table below.

Percentile of Compensation Peer Group	Below 50th	50th	100th
Payout as a Multiple of Target Award Opportunity (Messrs. Bruno and Hill)	0	1.0x	2.0x
Payout as a Multiple of Target Award Opportunity (Ms. Gresham and Mr. Tattoli)	0	1.0x	1.7x

Absolute Performance

Absolute performance accounts for 25% of the annual incentive award. The Compensation Committee evaluates the Company’s overall performance giving consideration to the Company’s standing relative to its peers as well as year-over-year improvement in the areas of safety and ESG. The Compensation Committee bases its determination primarily on objective third-party reports and may award a maximum score of 25, depending on the Company’s execution in these areas. If the Compensation Committee determines that the Company’s collective performance has declined, it may award as little as zero for this metric.

2023 Results

For 2023, our performance results were as follows:

Metric	Weight %	Ranking	Score	Multiple of Target Opportunity
				Bruno and Hill	Gresham and Tattoli
Relative Performance
Revenue	25%	23rd percentile	0.0	—	—
Operating Margin	25%	79th percentile	19.6	1.6x	1.4x
EPS Yield	25%	57th percentile	14.3	1.1x	1.1x
Absolute Performance
Safety and ESG	25%	N/A	25.0	2.0x	1.7x
Weighted average				1.2x	1.1x

As shown, the Company’s percentile ranking at or above the 50th percentile up to the 100th percentile for each performance metric under the plan produces a score between threshold and maximum of 12.5 and 25, respectively. By linear interpolation, the score can be expressed as a multiple of the target award opportunity for each NEO. The contribution to total award for each metric is determined by multiplying (A) the weight percent for each performance metric by (B) the NEO’s target award opportunity by (C) the multiple of target award opportunity for such performance metric, and then summing each such product to obtain the total award earned. The table below reflects the annual cash incentive award earned by the NEOs and approved by the Compensation Committee. However, based upon a broader assessment of the Company’s financial performance and considering affordability, the Chairman of the Board, acting on authority conferred upon him by the Compensation Committee, approved a payout of 35.5% of the NEOs’ earned award.

Name of Executive	Target Award Opportunity (% of salary)	Target Award Opportunity ($)	Award Earned (% of salary)	Award Earned ($)	Award Paid ($)
Lawrence Bruno	100%	886,912	118%	1,045,290	371,109
Christopher S. Hill	75%	348,816	88%	411,105	145,954
Gwendolyn Y. Gresham	75%	305,916	80%	325,589	115,584
Mark D. Tattoli	75%	305,916	80%	325,589	115,584

Equity Incentive Compensation

We currently administer long-term incentive compensation awards through our LTIP. Under the LTIP, our NEOs are eligible to receive performance-based restricted share units.

Our Compensation Committee, based on recommendations from our CEO (other than with respect to awards for himself), determines the amount of each NEO’s grant by periodically reviewing competitive market data and each NEO’s long-term past performance, ability to contribute to our future success, and time in the current job. The Compensation Committee considers the risk of losing the executive to other employment opportunities and the value and potential for appreciation in our shares. The number of shares previously granted or vested pursuant to prior grants is not typically a factor in determining subsequent share grants to a NEO. The Compensation Committee considers the foregoing factors together and determines the appropriate amount of the award.

Performance Share Award Program (“PSAP”)

PSAP shares vest if we achieve certain performance goals generally over a three-year period, which allows us to compensate our employees as we meet or exceed our business objectives.

PSAP Awards Generally

Under the PSAP, our NEOs are awarded rights to receive a pre-determined number of shares of common stock if certain performance targets are met at the end of a three-year performance period and as specified in the applicable grant agreement. Awards vest at the end of each three-year performance period.

ROIC as a Performance Measure

Consistent with prior year awards dating back to 2010, our long-term incentive compensation program uses return on invested capital (ROIC) as the principal financial performance measure. In selecting ROIC as the key metric, we reinforce its importance with our NEOs and other senior leaders directly charged with influencing the inputs that drive ROIC performance. PSAP awards will vest if and only if the Company produces ROIC in excess of a threshold amount relative to the Company’s peers in the Bloomberg Comp Group. Our Board believes that focusing on ROIC encourages capital discipline and thereby promotes long-term shareholder value creation.

2023 Performance Share Design Changes

Over the past several years we have modified our performance share plan design to better align our program with competitive market practices, including:

•
The addition of an absolute total shareholder return (“TSR”) modifier in 2020, intended to reduce above target payout by 50% when absolute TSR is negative over the performance period; and
•
An increase in the maximum payout opportunity from 150% of target to 175% of target, approved by the Compensation Committee in 2022 with effect for awards granted on or after January 1, 2023.

For 2023, the Compensation Committee approved an adjustment to the performance standards in our plan, which aligns with typical long-term incentive performance standards among our peers.

	Performance Level Relative to Peers			Maximum Payout as
	Threshold	Target	Maximum	% of Target
2022 Award	50th percentile	75th percentile	100th percentile	150%
2023 Award	35th percentile	55th percentile	85th percentile	175%
Peer Median Practice	25th percentile	50th percentile	85th percentile	200%

In evaluating the appropriateness of these changes, the Compensation Committee considered not only how these performance standards align with program design among our peers, but also the following factors:

•
NEO long-term incentive compensation remains 100% performance-based;
•
Core Lab is the only member of the peer group where long-term incentive compensation is 100% performance based (the average peer group LTI mix is 56% performance-based vesting and 44% time-based vesting);

Core Lab NEO LTI Mix	Peer Group Average

•
Target performance requires that we exceed the median ROIC of the peer group;
•
Maximum payout of 175% of target aligns more closely with peer practice but remains below peer median practice of paying 200% for maximum performance (72% of peers pay 200% or more at maximum performance);
•
The new relative performance targets for the LTI structure adheres to our compensation philosophy of providing target pay opportunities that align with the median range of the Company’s peers, allowing executives to earn a payout at target in return for exceeding the median performance of peers;
•
Our threshold and target performance standards remain higher than the median performance standards among peers who have relative performance metrics in their long-term incentive programs;
•
Above-target payouts remain subject to reduction for negative absolute TSR performance; and
•
The executive team has historically demonstrated their alignment with long-term shareholder value creation by voluntarily forfeiting short-term cash awards earned under the annual incentive plan.

2023 PSAP Awards

For 2023, the Compensation Committee approved grants with the following performance standards and payout opportunities:

	Threshold	Target	Maximum
ROIC performance relative to peers	35th percentile	55th percentile	85th percentile
Percent of PSAPs earned	50%	100%	175%

On February 16, 2023, we made grants of 250,680 restricted performance shares to our current NEOs serving in 2023. The three-year performance period began on January 1, 2023 and will end on December 31, 2025.

The PSAP awards to our current NEOs were as follows:

Name of Executive	Target Award (in Shares)	Maximum Award (in Shares)
Lawrence Bruno	155,126	271,471
Christopher S. Hill	52,718	92,257
Gwendolyn Y. Gresham	21,418	37,482
Mark D. Tattoli	21,418	37,482

2021 PSAP Awards

On February 19, 2021, we made grants of 141,932 restricted performance share units to three of our current NEOs. The three-year performance period began on January 1, 2021 and ended on December 31, 2023.

The 2021 PSAP awards to the executives who were NEOs on the grant date were as follows:

Name of Executive (1)	Target Award (in Shares)	2021 Performance Period ROIC Percentile Rank	Approved Percent of Target Award Earned	Actual Share Earned (2)
Lawrence Bruno	94,172	81st	106.25%	100,058
Christopher S. Hill	33,950	81st	106.25%	36,072
Gwendolyn Y. Gresham	13,810	81st	106.25%	14,673

(1) Mr. Tattoli became an executive officer in August 2021, after the 2021 PSAP granted in February 2021.
(2) The Company recorded negative absolute TSR over the three-year performance period. Therefore, the number of shares earned above target was reduced by one-half.

TSR Adjustment Factor

Our PSAP awards include a TSR modifier such that the number of shares awarded for performance in excess of the target level of ROIC will be reduced by one-half if absolute TSR over the three-year performance period is negative.

Executive Compensation Policies

Stock Ownership Requirements

Alignment with shareholder interests is reinforced through meaningful stock ownership requirements among the NEOs. In order to help ensure that our NEOs maintain a meaningful ownership stake, the Compensation Committee has adopted the ownership requirements related to shares of common stock outlined below:

NEO	Required Ownership (multiple of salary)
CEO	5.0x
Other NEOs	3.0x

NEOs have five years from the date they become a NEO to comply with these guidelines as of December 31, 2023. All of our NEOs were either in compliance with their required ownership level or were still within the five-year compliance window for their position.

Clawback Policy

The Board believes that it is in the best interests of the Company and its shareholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s pay-for-performance compensation philosophy. On November 8, 2023, the Board adopted a clawback policy applicable to performance-based compensation paid to the Company’s executives. The policy applies to any current or former executive of the Company who is or, as of the effective date, was an “officer” as that term is defined in Rule 16a-1(f) of the Exchange Act, which consists of all Section 16 filers of the Company, including the Company’s named executive officers.

The policy provides for the recoupment of incentive-based compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. The Company’s policy is designed to comply with the applicable rules of The New York Stock Exchange Listed Company Manual and Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended. The amount of compensation subject to recovery under the policy would be the excess paid to the executive based on the erroneous data giving rise to the reinstatement over the amount that would have been earned by the executive had the incentive compensation been based on the restated results, computed without regard to any taxes paid. The policy applies to all incentive compensation granted, approved or awarded on or after October 2, 2023. The Compensation Committee is charged with administration of the policy.

Securities Trading Policy and Hedging Restrictions

We prohibit officers, directors and certain other managers from trading our securities on the basis of material, non-public information or “tipping” others who may so trade on such information and from trading in our securities without obtaining prior approval from our General Counsel. If a manager or officer does not have inside information that is material to the business, such officer or manager may trade immediately following quarterly earnings press releases during an open trading window. Any exceptions must be requested in writing and signed by our Chief Executive Officer, Chief Financial Officer or our General Counsel. The Company’s stock may not be placed on margin. Moreover, any derivative transaction which effectively shifts the economic risk of ownership to a third party, or any transaction that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of our securities, is not allowed at any time by our NEOs and managers (including our directors), unless approved by the Compensation Committee. The policy does not apply to all of our employees, nor does it specifically apply to the designees of directors, executive officers or covered employees.

Health and Welfare Benefits

We offer a competitive range of health and welfare benefits to all employees, including our NEOs. These benefits include medical, prescription drug, and dental coverages, life insurance, accidental death and dismemberment, long-term disability insurance and flexible spending accounts. Our plans do not discriminate in favor of our NEOs.

401(k)

We offer a defined contribution 401(k) plan to substantially all of our employees in the United States. We provide this plan to assist our employees in saving some amount of their cash compensation for retirement in a tax efficient manner. Participants may contribute up to 60% of their base and cash incentive compensation, subject to the current limits under the Internal Revenue Code of 1986, as amended (the “Code”). We provide discretionary matching contributions under this plan up to the first 4% of the participant’s compensation and may make additional discretionary contributions. On April 1, 2023, we fully restored the remaining one-half (equivalent to 2%) of the 401(k) match.

Deferred Compensation Plan

Through our subsidiary, Core Laboratories LP, we have adopted a nonqualified deferred compensation plan that permits certain employees, including our NEOs, to elect to defer all or a part of their cash compensation (base, annual incentives and/or commissions) from us until the termination of their status as an employee. Participating employees are eligible to receive a matching deferral under the nonqualified deferred compensation plan that compensates them for contributions they could not receive from us under the 401(k) plan due to the various limits imposed on 401(k) plans by the U.S. federal income tax laws. On April 1, 2023, we fully restored the remaining one-half (equivalent to 2%) of the Deferred Compensation match.

Discretionary employer contributions may also be made on behalf of participants in the plan and are subject to discretionary vesting schedules determined at the time of such contributions. Vesting in employer contributions is accelerated upon the death or disability of the participant or a change in control. Discretionary employer contributions under the plan are forfeited upon a participant’s termination of employment to the extent they are not vested at that time. We made discretionary employer contributions to the nonqualified deferred compensation plan on behalf of Messrs. Bruno, Hill, Tattoli and Ms. Gresham in accordance with each executive’s employment agreement, based upon the Company achieving an ROIC performance target measured against the trailing four-quarter period ended on September 30, 2023.

Other Perquisites and Personal Benefits

We do not offer any perquisites or other personal benefits to any executive with a value over $10,000 beyond those discussed within this proxy and specifically in the table “Summary Compensation for the Years Ended December 31, 2021, 2022 and 2023” and the supplemental table titled “All Other Compensation from Summary Compensation Table” within this proxy statement.

We believe in the importance of providing attractive intangible benefits to all employees such as open and honest communications, ethical business practices, and a safe work environment.

Deductibility of Compensation Over $1 Million

Section 162(m) of the Code generally limits the amount of compensation that may be deducted per covered employee to $1 million per taxable year. A “covered employee” for purposes of Section 162(m) generally includes each of our NEOs. The Compensation Committee views the tax deductibility of executive compensation as one factor to be considered in the context of its overall compensation philosophy and will consider the impact of any material tax laws on our Company’s compensation program. The Compensation Committee reviews each material element of compensation on a continuing basis to determine whether deductibility can be accomplished without sacrificing flexibility and other important elements of the overall executive compensation program. Accordingly, the Compensation Committee will continue to retain the discretion to pay compensation that is not deductible.

Employment Agreements and Change in Control Agreements

The employment agreements with Messrs. Bruno and Hill, Ms. Gresham and Mr. Tattoli remain in effect for and generally provide for severance compensation to be paid if the employment of these individuals is terminated under certain conditions. Effective February 1, 2024, the employment agreements for Messrs. Bruno, Hill, and Tattoli and Ms. Gresham were amended and restated, principally to conform the agreements following the change in domicile of the parent company from the Netherlands to the United States and eliminate the applicability of the ROIC performance metric as a condition to making discretionary employer contributions to the nonqualified deferred compensation plan. These agreements, as amended where applicable, are described in greater detail in “Information About Our Named Executive Officers and Executive Compensation – Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Employment Agreements.”

Change in Control

As part of our normal course of business, we engage in discussions with other companies about possible collaborations and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger, established companies consider companies at similar stages of development to ours as potential acquisition targets. In certain scenarios, the potential for a merger or being acquired may be in the best interests of our stakeholders. We provide severance compensation if certain of our executives’ employment is terminated following a change in control transaction to promote the ability of our senior executives to act in the best interests of our stakeholders even though their employment could be terminated as a result of the transaction.

Termination Without Cause

If we terminate the employment of a NEO without cause as defined in their applicable agreements, we would be obligated to continue to pay him or her certain amounts as described in greater detail in “Potential Payments Upon Termination or Change in Control.” We believe these payments are appropriate because the terminated executive is bound by confidentiality, non-solicitation and non-compete provisions covering the two-year period immediately following termination of service and because the Company and each executive have mutually agreed to a severance package that is in place prior to any termination event. This provides us with more flexibility to make a change in senior management if such a change is in the best interests of the Company and our shareholders.

EXECUTIVE COMPENSATION TABLES

Summary Compensation

The following table summarizes, with respect to our Chief Executive Officer and each of our other NEOs as of December 31, 2023, information relating to the compensation earned for services rendered to the Company in all capacities during fiscal years 2021, 2022 and 2023.

Summary Compensation

for the Years Ended December 31, 2021, 2022 and 2023

Name of Executive and Principal Position	Year	Salary (1) ($)	Stock Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	Change in Post- employment Benefit Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (4) ($)	Total ($)
Lawrence Bruno	2023	886,912	6,514,988	371,109	—	215,074	7,988,083
Chairman, President and	2022	820,000	4,873,523	527,143	—	185,730	6,406,396
Chief Executive Officer	2021	820,000	4,939,861	459,889	—	328,380	6,548,130

Christopher S. Hill	2023	465,088	2,214,053	145,954	—	57,759	2,882,854
Senior Vice President, and	2022	430,000	1,653,626	207,322	—	44,700	2,335,647
Chief Financial Officer	2021	430,000	1,780,872	180,871	—	91,782	2,483,525

Gwendolyn Y. Gresham	2023	407,888	899,514	115,584	—	50,718	1,473,704
Senior Vice President, Corporate	2022	370,000	672,680	154,607	—	39,677	1,236,964
Development and Investor Relations	2021	370,000	724,414	134,882	—	74,162	1,303,458

Mark D. Tattoli	2023	407,888	899,514	115,584	—	41,635	1,464,621
Senior Vice President, Secretary	2022	370,000	672,680	154,607	—	37,834	1,235,121
and General Counsel	2021	350,000	290,979	73,796	—	35,106	749,881

(1)
The values in this column disclose the full amount of base salary earned with respect to the 2021, 2022 and 2023 years, and therefore do not reflect the temporary reductions in base salaries that occurred in the respective years for Messrs. Bruno and Hill, Ms. Gresham and Mr. Tattoli.
(2)
The amounts included in the “Stock Awards” column include the aggregate grant date fair value of the equity-based awards granted during 2021, 2022 and 2023, and have been computed in accordance with FASB ASC Topic 718, formerly FAS 123I disregarding any estimate for forfeitures. Assumptions used in the calculation of these amounts are included in Note 17 to our audited financial statements for the fiscal years ended December 31, 2021, 2022 and 2023. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” for a description of the material features of these awards. For accounting purposes, the probable outcome for the awards is the maximum level.
(3)
In 2023 all NEOs earned the cash incentive bonus in accordance with the achievement of performance metrics, however the CEO elected to award a reduced payment. In 2022 Messrs. Bruno, Hill, and Tattoli and Ms. Gresham earned the cash incentive bonus in accordance with the achievement of performance metrics, however the CEO elected to award a reduced payment. With respect to the 2021 year, Messrs. Bruno and Hill, Ms. Gresham and Mr. Tattoli earned the full cash incentive bonuses, however the Chairman of the Board elected to award a reduced payment.
(4)
All Other Compensation is described in the section entitled “All Other Compensation from Summary Compensation Table.”

All Other Compensation from Summary Compensation Table

The following table contains a breakdown of the compensation and benefits included under All Other Compensation in the Summary Compensation table above.

Name of Executive	Year	Core 401(k) Contributions (1) ($)	Nonqualified Deferred Compensation: Company Contributions (2) ($)	Company-Owned Life Insurance (3) ($)	All Other Compensation Total ($)
Lawrence Bruno	2023	4,309	210,334	431	215,074
Christopher S. Hill	2023	5,508	52,109	142	57,759
Gwendolyn Y. Gresham	2023	9,768	40,765	185	50,718
Mark D. Tattoli	2023	6,521	35,000	114	41,635

(1)
On April 1, 2023, the company fully restored the remaining one-half (equivalent to 2%) of the 401(k) match.
(2)
The amounts reflect the additional discretionary contributions made by the Company with respect to the 2022 plan year and made in 2023 in the amount of $164,000 for Mr. Bruno, $43,000 for Mr. Hill, $37,000 for Ms. Gresham and $35,000 for Mr. Tattoli. These discretionary contributions were made in accordance with each executive’s employment agreement subject to a threshold based on ROIC and will remain unvested until the executive reaches 62 years of age.
(3)
The amounts shown reflect the imputed income for premiums the Company pays for life insurance coverage for the NEOs, which insurance payments will be used to assist the Company with providing death benefits under the deferred compensation plan.

Grants of Plan-Based Awards

A total of 250,680 performance shares of plan-based awards at the target level were awarded to our Chief Executive Officer and the other NEOs in 2023 under the Company’s Long-Term Incentive Plan.

The following table provides information concerning each grant of an award made to our Chief Executive Officer and each of our other NEOs in 2023 under the Company’s Long-Term Incentive Plan and our annual cash incentive plan.

Grants of Plan-Based Awards for the Year Ended December 31, 2023

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option
Name of Executive	Grant Date	Approval Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards (2) ($)
Lawrence Bruno	2/16/2023	2/14/2023	886,912	1,773,824	116,345	155,126	271,471	6,514,988
Christopher S. Hill	2/16/2023	2/14/2023	348,816	697,632	39,539	52,718	92,257	2,214,053
Gwendolyn Y. Gresham	2/16/2023	2/14/2023	305,916	530,254	16,064	21,418	37,482	899,514
Mark D. Tattoli	2/16/2023	2/14/2023	305,916	530,254	16,064	21,418	37,482	899,514

(1)
The amounts shown in these columns reflect the potential target and maximum values approved on the date of the awards. The amounts actually paid to the NEOs are reflected in the Summary Compensation Table above.
(2)
Awards shown are at maximum award values for the 2023 PSAP grants for the NEOs.

The following is a discussion of material factors necessary to have an understanding of the information disclosed in the Summary Compensation Table.

Employment Agreements

The information below describes the employment agreements that we maintained with Messrs. Bruno, Hill and Tattoli, and Ms. Gresham during the 2023 year, including any amendments that were made effective during the 2023 year, as applicable.

Lawrence Bruno

Mr. Bruno serves as President and Chief Executive Officer of the Company effective from May 20, 2020, pursuant to an employment agreement entered into on March 1, 2019 and subsequently amended and restated on October 15, 2021 and February 1, 2024. Unless either the Company or Mr. Bruno gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive one-year term. Mr. Bruno’s employment agreement entitles him to a base salary of $886,912 per year, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn an annual bonus of up to 200% of his then-current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee and described above under “Compensation Discussion and Analysis – Elements of Compensation – Non-Equity Incentive Compensation.” The employment agreement allows Mr. Bruno to participate in all of our benefit plans and programs that are generally available to our other executive employees.

Christopher S. Hill

Mr. Hill serves as our Senior Vice President and Chief Financial Officer pursuant to an employment agreement entered into on March 1, 2019 and subsequently amended and restated on October 15, 2021 and February 1, 2024. Unless either the Company or Mr. Hill gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive one-year term. Mr. Hill’s employment agreement entitles him to a base salary of $465,088 per year, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn an annual bonus of up to 150% of his then-current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee and described above under “Compensation Discussion and Analysis – Elements of Compensation – Non-Equity Incentive Compensation.” The employment agreement allows Mr. Hill to participate in all of our benefit plans and programs that are generally available to our other executive employees.

Gwendolyn Y. Gresham

Ms. Gresham serves as our Senior Vice President, Corporate Development and Investor Relations pursuant to an employment agreement entered into on March 1, 2019 and subsequently amended and restated on October 15, 2021 and February 1, 2024. Unless either the Company or Ms. Gresham gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive one-year term. Ms. Gresham’s employment agreement entitles her to a base salary of $407,888 per year, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn an annual bonus of up to 130% of her then-current annual base salary dependent upon her reaching certain performance objectives established by the Compensation Committee and described above under “Compensation Discussion and Analysis – Elements of Compensation – Non-Equity Incentive Compensation.” The employment agreement allows Ms. Gresham to participate in all of our benefit plans and programs that are generally available to our other executive employees.

Mark D. Tattoli

Mr. Tattoli serves as our Senior Vice President, Secretary and General Counsel pursuant to an employment agreement entered into effective as of October 15, 2021 and subsequently amended and restated on February 1, 2024. Unless either the Company or Mr. Tattoli gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive one-year term. Mr. Tattoli’s employment agreement entitles him to a base salary of $407,888 per year, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn an annual bonus of up to 130% of his then-current annual base salary dependent upon him reaching certain performance objectives established by the Compensation Committee and described above under “Compensation Discussion and Analysis – Elements of Compensation – Non-Equity Incentive Compensation.” The employment agreement allows Mr. Tattoli to participate in all of our benefit plans and programs that are generally available to our other executive employees.

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning stock that has not vested and equity incentive plan awards for our Chief Executive Officer and each of our other NEOs as of the end of our last completed fiscal year. None of our NEOs held unexercised options as of the end of our last completed fiscal year.

Outstanding Equity Awards

at December 31, 2023

	Performance Share Award Program		Restricted Share Award Program
Name of Executive	Equity and Incentive Plan Awards: Number of shares of stock that have not vested (1) (#)	Equity and Incentive Plan Awards: Market value of shares of stock that have not vested (2) ($)	Equity and Incentive Plan Awards: Number of shares of stock that have not vested (1) (#)	Equity and Incentive Plan Awards: Market value of shares of stock that have not vested (2) ($)
Lawrence Bruno	462,607	8,169,640	—	—
Christopher S. Hill	157,111	2,774,580	—	—
Gwendolyn Y. Gresham	63,864	1,127,838	—	—
Mark D. Tattoli	63,864	1,127,838	4,370	77,174
(1)
Awards shown are at maximum award for the 2022 and 2023 PSAP grants for Messrs. Bruno, Hill and Tattoli and Ms. Gresham.
(2)
Market Value is based on the closing price on December 29, 2023 (the last NYSE trading day of the year) of $17.66 per share.

Vesting Schedule for Unvested PSAPs

			Vesting Schedule at Maximum
Name of Executive	Type of Award	Grant Date	2024	2025
Lawrence Bruno	PSAP	February 17, 2022	191,136	—
		February 16, 2023	—	271,471
Christopher S. Hill	PSAP	February 17, 2022	64,854	—
		February 16, 2023	—	92,257
Gwendolyn Y. Gresham	PSAP	February 17, 2022	26,382	—
		February 16, 2023	—	37,482
Mark D. Tattoli	PSAP	February 17, 2022	26,382	—
		February 16, 2023	—	37,482

Vesting Schedule for Unvested RSAPs

Name of Executive	Type of Award	Grant Date	2024	2025	2026	2027
Mark D. Tattoli	RSAP	August 1, 2018	120	—	—	—
		May 1, 2019	200	200	—	—
		May 1, 2020	250	250	250	—
		October 1, 2020	700	700	700	—
		August 1, 2021	250	250	250	250

The following table provides information concerning each vesting of stock, including restricted stock, restricted stock units and similar instruments during the last completed fiscal year on an aggregated basis with respect to each of our NEOs.

Stock Vested

for the Year Ended December 31, 2023

	Stock Awards
Name of Executive	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Lawrence Bruno	100,058	1,767,024
Christopher S. Hill	36,072	637,032
Gwendolyn Y. Gresham	14,674	259,143
Mark D. Tattoli	8,580	161,615

Nonqualified Deferred Compensation Plan

The following table provides information relating to our NEOs’ benefits in our nonqualified deferred compensation plans during the year ended December 31, 2023, including, with respect to each NEO, the aggregate contributions made by such NEO during the year, the aggregate contributions made by the Company during the year on behalf of the NEO, the aggregate interest or other earnings accrued during the year, the aggregate value of withdrawals and distributions to the NEO during the year and the balance of each account as of December 31, 2023.

Nonqualified Deferred Compensation

for the Year Ended December 31, 2023

Name of Executive	Aggregate Balance at December 31, 2022 ($)	Executive Contributions in 2023 (1) ($)	Company Contributions in 2023 (2) ($)	Aggregate Earnings (Losses) in 2023 ($)	Aggregate Withdrawals/ (Distributions) ($)	Aggregate Balance at December 31, 2023 ($)
Lawrence Bruno	1,751,826	187,546	210,334	426,809	—	2,576,515
Christopher S. Hill	679,273	40,991	52,109	172,798	—	945,171
Gwendolyn Y. Gresham	317,629	9,413	40,765	17,371	—	385,178
Mark D. Tattoli	299,154	—	35,000	118,438	—	452,592
(1)
All amounts reflected in this column were originally reported as “Salary” within the Summary Compensation table.
(2)
Company contributions are included in the Summary Compensation table in the All Other Compensation column for 2023.

The Company has made certain matching contributions on participant salary reduction deferrals to our nonqualified deferred compensation plan. The plan also provides for employer contributions equal in amount to certain forfeitures of, and/or reductions in, employer contributions that participants could have received under our 401(k) plan in the absence of certain limitations imposed by the Code. For additional information, see “Components of Executive Compensation – Deferred Compensation Plan.”

Potential Payments Upon Termination or Change in Control

We have entered into certain agreements and maintain certain plans that require us to provide compensation and/or benefits to our NEOs in the event of a termination of employment or a change in control of the Company.

Messrs. Bruno and Hill and Ms. Gresham entered into their respective employment agreements on March 1, 2019, as amended and restated on October 18, 2021, and February 1, 2024, and each could receive potential benefits pursuant to those agreements at termination or upon the occurrence of certain events. The compensation and benefits described in the tables beginning on page 44 assume that any termination of employment for Messrs. Bruno or Hill, or Ms. Gresham, was effective as of December 31, 2022, and thus includes amounts earned through that date.

Mr. Tattoli entered into his employment agreement on October 18, 2021 as amended and restated on February 1, 2024, and could receive potential benefits pursuant to that agreement at termination or upon the occurrence of certain events. The compensation and benefits described in the tables beginning on page 44 assume that any termination of employment for Mr. Tattoli was effective as of December 31, 2022, and thus includes amounts earned through that date.

The tables beginning on page 44 provide estimates of the compensation and benefits that would be provided to the applicable NEOs upon their termination of employment or a change in control; however, in the event of an NEO’s separation from the Company or a change in control event, any actual amounts will be determined based on the facts and circumstances in existence at that time.

Employment Agreements

The Bruno, Hill, Gresham and Tattoli Employment Agreements

Effective February 1, 2024, we amended and restated the employment agreements with Messrs. Bruno, Hill and Tattoli and Ms. Gresham, (collectively the “2024 Employment Agreements”). These agreements are also described in “Information About Our Named Executive Officers and Executive Compensation – Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Employment Agreements.”

Pursuant to the terms of the 2024 Employment Agreements, in the event that (A) any of the executives are terminated by the Company for any reason other than (i) death, (ii) Disability (as defined below), (iii) Cause (as defined below), or (iv) the executive’s material breach of a material provision of his or her 2024 Employment Agreement, (B) the executive terminates his or her employment with the Company for Good Reason (as defined below), or (C) the Company determines not to renew the executive’s employment agreement with the Company at expiration of the term, the executive shall be entitled to receive the following:

(I) if such termination occurs at any time other than within two years following a Change in Control (as defined below):

(1) an amount equal to the sum of (a) a multiple of the executive’s annual base salary in effect immediately prior to the termination (such multiple being two (2) times for Mr. Bruno and one and one-half (1 ½) times for Mr. Hill, Ms. Gresham and Mr. Tattoli), plus (b) a pro-rata bonus calculated by multiplying the target incentive bonus amount for the year in which the termination occurs by the number of days during the applicable year that the executive was employed (the “Pro-Rata Bonus”) (together, the “Severance Payment”); and

(2) continued coverage under the Company’s medical, dental, and group life insurance plans for the executive, the executive’s spouse and the executive’s dependent children after termination at no cost to the executive for twenty-four (24) months for Mr. Bruno and eighteen (18) months for Mr. Hill, Ms. Gresham, and Mr. Tattoli, and thereafter, such coverage may be extended provided the executive pays the employee portion of the insurance premium; accelerated vesting of outstanding equity awards, with the vesting of performance-based awards measured against performance criteria as of the most recent quarter-end; and reimbursement of up to $25,000 for outplacement services for a period of twelve months following termination.

(II) if such termination occurs at any time within two years following a Change in Control (as defined below):

(1) an amount equal to the sum of (a) a multiple (three (3) for Mr. Bruno and two and one-half (2 ½) for Mr. Hill, Ms. Gresham and Mr. Tattoli) times the sum of (i) the executive’s annual base salary as in effect immediately prior to the termination, and (ii) the target annual incentive bonus the executive could have earned for the year of termination, plus (b) the Pro-Rata Bonus (together, the “Change in Control Payment”); and

(2) continued coverage under the Company’s medical, dental and group life insurance plans for the executive, executive’s spouse and the executive’s dependent children at no cost to the executive for thirty-six (36) months for Mr. Bruno and thirty (30) months for Mr. Hill, Ms. Gresham and Mr. Tattoli, and thereafter, such coverage may be extended provided the executive pays the employee portion of the insurance premium; accelerated vesting of outstanding equity awards, with the vesting of performance-based awards measured against performance criteria as of the most recent quarter-end; and reimbursement of up to $25,000 for outplacement services for a period of twelve months following termination.

In the event that the payments and benefits received by an executive in connection with a Change in Control constitute “parachute payments” (as defined in Section 280G of the Code), the payments and benefits provided to that executive shall either be reduced to $1.00 below the amount that would subject the payments to excise taxes pursuant to Section 4999 of the Code, or paid in full, whichever will result in the better net tax position for the executive.

The 2024 Employment Agreements provide that any unvested contributions to the executives’ accounts with respect to our Nonqualified Deferred Compensation Plan would vest upon the executive reaching age 62 and would likewise immediately vest upon (i) termination of the executive’s employment due to death or Disability, (ii) non-renewal of the executive’s employment agreement with the Company, (iii) termination by the executive for Good Reason, or (iv) a Change in Control event. The 2024 Employment Agreements also provide that notwithstanding anything to the contrary within an individual award agreement, any restricted stock awards granted to the executive will not be forfeited upon the executive’s voluntary retirement on or after age 62. Additionally, the 2024 Employment Agreements provide benefits to each executive upon his or her voluntary retirement on or after age 62, consisting of continued coverage under the Company’s medical, dental, and group life insurance plans for the executive, the executive’s spouse and the executive’s dependent children after termination at no cost to the executive for twenty-four (24) months for Mr. Bruno and eighteen (18) months for Mr. Hill, Ms. Gresham, and Mr. Tattoli, and thereafter, such coverage may be extended provided the executive pays the employee portion of the insurance premium. Currently, Mr. Bruno is the only NEO that has reached the age 62 vesting requirement.

The Severance Payment or the Change in Control Payment, as applicable, will generally be paid to the executive in equal installments over a twelve-month period following the applicable termination of employment, although certain payments may be made at different times in order to comply with Section 409A of the Code.

The 2024 Employment Agreements contain customary confidentiality restrictions and impose noncompetition restrictions on the executives during their employment and for a period of two years following a termination of employment for any reason other than a termination by us without Cause or by the executive without Good Reason.

For purposes of the 2024 Employment Agreements, the terms below are generally defined as follows:

•
“Cause” means the executive (i) has been convicted of a misdemeanor involving moral turpitude or a felony, (ii) has engaged in conduct which is materially injurious (monetarily or otherwise) to us or any of our affiliates, or (iii) has engaged in gross negligence or willful misconduct in the performance of executive’s duties.
•
“Change in Control” means a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company if (i) the holders of equity securities of the Company immediately prior to the transaction do not beneficially own immediately after the transaction 50% or more of the common equity of the resulting entity, (ii) the holders of equity securities of the Company immediately prior to the transaction do not beneficially own immediately after the transaction 50% of the voting securities of the resulting entity, or (iii) the persons who were members of the Board of Directors immediately prior to the transaction are not the majority of the board of the resulting entity immediately after the transaction. A Change in Control also occurs when (i) there is shareholder approval of a plan of dissolution or liquidation of the Company, (ii) any person or entity acquires or gains ownership of control of more than 30% of the combined voting power of outstanding securities of the Company or resulting entity, or (iii) a change in the composition of the Board of Directors the results of which are that fewer than a majority of the directors are incumbent directors.
•
“Disability” means that the executive has become incapacitated by accident, sickness or other circumstance that renders the executive mentally or physically incapable of performing the duties and services required of the executive pursuant to the 2024 Employment Agreements on a full-time basis for a period of at least 180 consecutive calendar days.
•
“Good Reason” means (i) a material diminution in the executive’s authority, duties or responsibilities, (ii) a permanent change in location of executive’s principal place of employment that is more than 50 miles away from the prior location, (iii) a material breach by us of any material provision of the 2024 Employment Agreements, or (iv) a material diminution of the executive’s annual base salary.

Nonqualified Deferred Compensation Plan

See the Nonqualified Deferred Compensation Table on page 41 and subsequent narrative discussion for a description of the benefits payable to the NEOs under the Nonqualified Deferred Compensation Plan upon death or separation from service and in connection with a change in control.

Equity Award Program

Awards under our PSAP and RSAP will vest in full (at target award) in the event an NEO’s service is terminated by reason of his or her death or disability or upon the occurrence of a Change in Control. As of December 31, 2023, following the vesting of the 2021 PSAP award, based on grant date fair value under the Monte Carlo simulation method, Mr. Bruno has two PSAP awards worth $11.6 million, Mr. Hill has two PSAP awards worth $3.2 million, Ms. Gresham has two PSAP awards worth $1.3 million, and Mr. Tattoli has two PSAP awards worth $1.3 million and five RSAP awards worth $0.1 million. Please see table in “Information About Our Named Executive Officers - Outstanding Equity Awards at Fiscal Year End” on page 39 for further description of the assumptions used to calculate the value of the awards.

The tables below reflect the amount of compensation that would be payable to each of Messrs. Bruno, Hill, Ms. Gresham and Mr. Tattoli in various scenarios involving termination of the NEO’s employment, including following a change in control. The amount of compensation payable to each applicable NEO upon voluntary termination, involuntary not-for-cause termination (non-change in control), voluntary termination for good cause or involuntary termination following a change in control, involuntary for cause termination, and termination in the event of death or disability of each applicable NEO is shown below. The amounts shown assume that the termination was effective on December 31, 2023, and thus includes amounts earned through that time and are estimates of the amounts which would be paid out to the applicable NEOs upon their termination. The amounts payable upon termination following a change in control assume that the change in control occurred on December 31, 2023, and the termination was effective the same day. The actual amounts to be paid out can only be determined at the time of the applicable NEO’s separation from us. Each NEO would also have available the value of unvested shares reflected in the Outstanding Equity Awards at Fiscal Year End table, if any. The value of accelerated equity award amounts reflected below have been calculated using the closing price of our common stock on December 29, 2023 (the last trading day of 2023) of $17.66.

Lawrence Bruno	Voluntary Termination on 12/31/2023 (1) ($)	Involuntary Not For Cause Termination on 12/31/2023 (1) ($)	For Cause Termination on 12/31/2023 ($)	Termination related to Change-in- Control on 12/31/2023 ($)	Disability on 12/31/2023 (1) ($)	Death on 12/31/2023 (1) ($)
Compensation:
Severance	—	1,773,824	—	5,321,472	—	—
Short-term Incentive	—	886,912	—	886,912	—	—
Long-term Incentives:
Accelerated Equity Award Programs	—	8,169,640	—	8,169,640	8,169,640	8,169,640
Benefits & Perquisites:
Health and Welfare Benefits	382,700	382,700	—	382,700	—	—
Outplacement Services	—	25,000	—	25,000	—	—
Accelerated Deferred Comp	—	—	—	—	—	—
Total	382,700	11,238,076	—	14,785,724	8,169,640	8,169,640

Christopher S. Hill	Voluntary Termination on 12/31/2023 (1) ($)	Involuntary Not For Cause Termination on 12/31/2023 (1) ($)	For Cause Termination on 12/31/2023 ($)	Termination related to Change-in- Control on 12/31/2023 ($)	Disability on 12/31/2023 (1) ($)	Death on 12/31/2023 (1) ($)
Compensation:
Severance	—	697,632	—	2,034,760	—	—
Short-term Incentive	—	348,816	—	348,816	—	—
Long-term Incentives:
Accelerated Equity Award Programs	—	2,774,580	—	2,774,580	2,774,580	2,774,580
Benefits & Perquisites:
Health and Welfare Benefits	475,000	475,000	—	475,000	—	—
Outplacement Services	—	25,000	—	25,000	—	—
Accelerated Deferred Comp	—	130,800	—	130,800	130,800	130,800
Total	475,000	4,451,828	—	5,788,956	2,905,380	2,905,380

Gwendolyn Y. Gresham	Voluntary Termination on 12/31/2023 (1) ($)	Involuntary Not For Cause Termination on 12/31/2023 (1) ($)	For Cause Termination on 12/31/2023 ($)	Termination related to Change-in- Control on 12/31/2023 ($)	Disability on 12/31/2023 (1) ($)	Death on 12/31/2023 (1) ($)
Compensation:
Severance	—	611,832	—	1,784,510	—	—
Short-term Incentive	—	305,916	—	305,916	—	—
Long-term Incentives:
Accelerated Equity Award Programs	—	1,127,838	—	1,127,838	1,127,838	1,127,838
Benefits & Perquisites:
Health and Welfare Benefits	363,300	363,300	—	363,300	—	—
Outplacement Services	—	25,000	—	25,000	—	—
Accelerated Deferred Comp	—	112,500	—	112,500	112,500	112,500
Total	363,300	2,546,386	—	3,719,064	1,240,338	1,240,338

Mark D. Tattoli	Voluntary Termination on 12/31/2023 (1) ($)	Involuntary Not For Cause Termination on 12/31/2023 (1) ($)	For Cause Termination on 12/31/2023 ($)	Termination related to Change-in- Control on 12/31/2023 ($)	Disability on 12/31/2023 (1) ($)	Death on 12/31/2023 (1) ($)
Compensation:
Severance	—	611,832	—	1,784,510	—	—
Short-term Incentive	—	305,916	—	305,916	—	—
Long-term Incentives:
Accelerated Equity Award Programs	—	1,205,012	—	1,205,012	1,205,012	1,205,012
Benefits & Perquisites:
Health and Welfare Benefits	551,600	551,600	—	551,600	—	—
Outplacement Services	—	25,000	—	25,000	—	—
Accelerated Deferred Comp	—	73,500	—	73,500	73,500	73,500
Total	551,600	2,772,860	—	3,945,538	1,278,512	1,278,512

(1)
Messrs. Bruno and Hill, Ms. Gresham and Mr. Tattoli could vest in PSAP awards following termination if the performance criteria for vesting is met at the end of the Performance Period. See table of Outstanding Equity Awards at Fiscal Year End on page 41.

Pay Ratio Disclosure

Pursuant to Item 402(u) of Regulation S-K, we are required to disclose the ratio of our CEO’s compensation to the annual total compensation of our median employee with respect to fiscal year 2023.

We determined that the annual total compensation of our CEO, Mr. Bruno, for 2023 was $7,988,083 for the purpose of the CEO pay ratio calculation. We determined that the median of the annual total compensation from the population of our employees (other than Mr. Bruno) was $44,357; therefore, the ratio of these two amounts is 180 to 1. Please see the Summary Compensation table on page 37 for our CEO’s compensation for 2023. For 2023, if the stock awards were valued at target level, the total annual compensation of our CEO would be $5,414,543 and the pay ratio would be 122 to 1.

We prepared a database including the total cash compensation consisting of base salary, allowance, bonus and other cash compensation paid as reflected in our payroll records for our global workforce (other than our CEO) as of November 30, 2023. We annualized the total cash compensation of all our employees, including those hired during 2023. As needed, amounts were converted from local currency to U.S. dollars. We did not include any cost-of-living adjustments and did not apply statistical sampling method.

For the median employee we identified from the database, we obtained all other non-cash compensation elements of the median employee to calculate total annual compensation with the same methodology used in the Summary Compensation table in accordance with SEC rules and regulations.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal payroll and employment records, and the methodology described above. SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company.

Pay-Versus-Performance Disclosure

As required by Item 402(v) of Regulation S-K, the Company is providing the following information regarding the relationship between executive compensation and the Company’s financial performance for each of the four years in the period ended December 31, 2023

. The following table summarizes compensation values reported in the Summary Compensation Table for our CEO and the average for our other NEOs, as compared to “compensation actually paid” or “CAP” (calculated in accordance with the SEC’s valuation rules) and the Company’s financial performance for the years ended December 31, 2023, 2022, 2021 and 2020:

							Value of Initial Fixed $100 Investment Based On:		Stated in Millions
Year	Summary Compensation Table Total for First CEO (1)	Summary Compensation Table Total for Second CEO (1)	Compensation Actually Paid to First CEO (2)(5)	Compensation Actually Paid to Second CEO (2)	Average Summary Compensation Table Total for Other NEOs (1)	Average Compensation Actually Paid to Other NEOs (2)(5)	Total Shareholder Return	Peer Group Total Shareholder Return (3)	Net Income	ROIC Percentile Rank (4)
2023	7,988,083	—	3,867,277	—	1,940,393	1,182,476	47.94	99.71	37,025	81st
2022	6,406,396	—	4,556,233	—	1,602,577	1,251,954	54.77	77.80	19,658	72nd
2021	6,548,130	—	3,511,963	—	1,512,288	790,566	60.07	51.07	20,219	100th
2020	5,445,044	12,531,614	3,820,946	9,059,322	2,027,272	1,381,972	71.12	54.86	(97,497)	87th
(1)
The CEO and the non-CEO NEOs for each year are as follows:
a.
2023: Mr. Bruno (CEO), Mr. Hill, Ms. Gresham and Mr. Tattoli

b.
2022: Mr. Bruno (CEO), Mr. Hill, Ms. Gresham and Mr. Tattoli
c.
2021: Mr. Bruno (CEO), Mr. Hill, Ms. Gresham, and Mr. Tattoli
d.
2020: Mr. Bruno (CEO from May 29, 2020 to Present, or “First CEO”), Mr. Demshur (CEO from January 1, 2020 to May 29, 2020, or “Second CEO”) and Mr. Hill
(2)
The values in this column disclose the amount of compensation actually paid calculated in accordance with SEC rules. These amounts do not reflect the actual amounts of compensation paid to our NEOs during the respective year. More detailed tables follow these footnotes to explain the adjustments that were made to the Summary Compensation Table values.
(3)
The values in this column disclose the average cumulative total shareholder return of the Compensation Peer Group as of December 31 for each respective fiscal year. The Compensation Peer Group is used by the Company for purposes of determining relative performance. Total Shareholder Return has been calculated in the same manner as provided in Item 201(e) of Regulation S-K under the Exchange Act.
(4)
ROIC is the most important performance condition associated with NEO equity incentive compensation that is not otherwise required to be disclosed in this table. ROIC percentile rank reflects proforma adjustments for extraordinary events occurring in 2020 and 2022. ROIC is based on Bloomberg's calculation on the trailing four quarters from the most recently reported quarter and the balance sheet of the most recent reported quarter.
(5)
There are no pension-related adjustments required for our First CEO or other NEOs during any of the fiscal years included in this table.

The following tables contain a breakdown of the “Compensation Actually Paid to CEO” and “Average Compensation Actually Paid to Other NEOs” included in the table above.

	2023	2022	2021	2020
FIRST CEO SUMMARY COMPENSATION TABLE TOTALS	7,988,083	6,406,396	6,548,130	5,445,044
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table (1)	(6,514,988)	(4,873,523)	(4,939,861)	(4,257,913)
Fair value at year end of equity awards granted during the year	4,307,468	3,576,792	2,897,202	3,425,467
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	(1,153,205)	(370,096)	(669,496)	(515,960)
Change in fair value of equity awards granted in prior years that vested as of the end of the year	(760,081)	(183,336)	(194,179)	(152,691)
Equity awards granted in prior years that were forfeited during the year	—	—	—	—
Dividends or other earnings paid on equity awards during the year	—	—	—	—
Salary reduction due to COVID-19 Business Interruptions	—	—	(129,833)	(123,000)
Total Equity Award Related Adjustments	(4,120,806)	(1,850,163)	(3,036,168)	(1,624,098)
COMPENSATION ACTUALLY PAID TOTALS	3,867,277	4,556,233	3,511,963	3,820,946
(1)
The values in this row are calculated based on grant date fair value of the equity awards granted to our CEO, Mr. Bruno, for the respective year. See the Summary Compensation Table for details.

	2023	2022	2021	2020
SECOND CEO SUMMARY COMPENSATION TABLE TOTALS	—	—	—	12,531,614
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table (1)	—	—	—	(6,750,425)
Fair value at year end of equity awards granted during the year	—	—	—	5,430,678
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	—	—	—	(1,225,401)
Change in fair value of equity awards granted in prior years that vested as of the end of the year	—	—	—	(469,144)
Equity awards granted in prior years that were forfeited during the year	—	—	—	—
Dividends or other earnings paid on equity awards during the year	—	—	—	—
Salary reduction due to COVID-19 Business Interruptions	—	—	—	—
Actuarial Present Value of Pension Benefits	—	—	—	(708,000)
Pension Benefit Adjustments for CEO	—	—	—	250,000
Total Equity Award Related Adjustments	—	—	—	(3,472,292)
COMPENSATION ACTUALLY PAID TOTALS	—	—	—	9,059,322
(1)
The values in this row are calculated based on grant date fair value of the equity awards granted to our former CEO, Mr. Demshur, for the respective year.

	2023	2022	2021	2020
NON-CEO NEOS SUMMARY COMPENSATION TABLE TOTALS	1,940,393	1,602,577	1,512,288	2,027,272
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table (1)	(1,337,694)	(999,662)	(932,088)	(1,479,243)
Fair value at year end of equity awards granted during the year	886,196	733,675	414,082	1,190,043
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	(180,261)	(53,477)	(105,186)	(262,584)
Change in fair value of equity awards granted in prior years that vested as of the end of the year	(126,158)	(31,159)	(37,835)	(29,016)
Equity awards granted in prior years that were forfeited during the year	—	—	—	—
Dividends or other earnings paid on equity awards during the year	—	—	—	—
Salary reduction due to COVID-19 Business Interruptions	—	—	(60,694)	(64,500)
Total Equity Award Related Adjustments	(757,917)	(350,623)	(721,722)	(645,300)
COMPENSATION ACTUALLY PAID TOTALS	1,182,476	1,251,954	790,566	1,381,972
(1)
The values in this row are calculated based on grant date fair value of the equity awards granted to our other NEOs (other than the CEO) for the respective year. See the Summary Compensation Table for details.

Disclosure of Most Important Performance Measures for Fiscal Year 2023

The following table contains the five most important financial performance measures used by our Compensation Committee to link “compensation actually paid” to our First and Second CEO and other NEOs in 2023 with Company performance. Each of these performance measures are discussed further herein above.

Most Important Performance Measures
End of Performance Period ROIC Percentile Rank
Revenue Growth
Expansion of Operating Margins
EPS Growth
Total Shareholder Return

The charts on the following page reflect the Compensation Actually Paid (“CAP”) over the four-year period ended December 31, 2023. Factors impacting the First and Second CEOs’ and Other NEOs’ CAP over the four-year period include:

•
Fluctuation in the Company’s share price impacting the value of vested and unvested PSAP awards.
•
Temporary reduction in the base salaries for the First CEO and Other NEOs by 20% during the global pandemic. These temporary reductions were effective from April 2020 through December 2021.
•
The First CEO determined that bonuses earned by the First CEO and Other NEOs would not be paid in 2020. Bonuses for the First CEO and Other NEOs in 2021, 2022 and 2023 were paid at a reduced rate from what was earned, 35.0% for 2021, 50.0% for 2022 and 35.5% for 2023.
•
In 2020, the CAP for our Second CEO was increased by approximately $4 million due to a separation payment in accordance with the terms of his employment agreement.

Compensation Actually Paid vs. TSR (CLB & Peers)

aid vs. Net Income

Compensation Actually Paid vs. ROIC Ran

COMPENSATION COMMITTEE REPORT

In preparation for the filing of this proxy statement with the SEC, the Compensation Committee:

•
reviewed and discussed the Company’s disclosure set forth herein below the heading “Compensation Discussion and Analysis” with management; and
•
based on the reviews and discussions referred to above, recommended to the Board that the disclosure set forth herein below the heading “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2023.

Submitted by the Compensation Committee of the Board of Directors.

COMPENSATION COMMITTEE

Michael Straughen (Chairman)

Harvey Klingensmith

Kwaku Temeng

AUDIT COMMITTEE REPORT

For the year ended December 31, 2023, the Audit Committee consisted of Mmes. Carnes and Murray, and Mr. Straughen. The Company has determined that: (1) each member of the Audit Committee is independent, as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE; and (2) all current Audit Committee members are financially literate. In addition, Mmes. Carnes and Murray each qualify as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act.

During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, the Audit Committee:

•
reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2023 with management and with the independent registered public accountants;
•
considered the adequacy of the Company’s internal controls and the quality of its financial reporting, and discussed these matters with management, with the internal auditors and with the independent registered public accountants;
•
reviewed and discussed with the independent registered public accountants (1) their judgments as to the quality of the Company’s accounting policies, (2) the written disclosures and the letter from the independent registered public accountants received by the Audit Committee as required by Public Company Accounting Oversight Board Independence Rules, and the independent registered public accountants’ independence, and (3) the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard 1301, Communication with Audit Committees;
•
discussed with management, with the internal auditors and with the independent registered public accountants the process by which the Company’s Chief Executive Officer and Chief Financial Officer make the certifications required by the SEC in connection with the filing with the SEC of the Company’s periodic reports, including reports on Forms 10-K and 10-Q;
•
pre-approved all auditing services and non-audit services to be performed for the Company by the independent registered public accountants as required by the applicable rules promulgated pursuant to the Exchange Act, considered whether the rendering of non-audit services was compatible with maintaining KPMG’s independence, and concluded that KPMG’s independence was not compromised by the provision of such services (details regarding the fees paid to KPMG in fiscal 2023 for audit services, audit-related services, tax services and all other services, are set forth at “Audit Fee Summary” below); and
•
based on the reviews and discussions referred to above, recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

A copy of the Audit Committee’s written charter may be found on the Company’s website at https://www.corelab.com/corporate-business-executives/.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee’s charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Audit Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company’s financial statements.

The Audit Committee meets regularly with management and the independent and internal auditors, including private discussions with the independent registered public accountants and the Company’s internal auditors and receives the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

Submitted by the Audit Committee of the Board of Directors.

AUDIT COMMITTEE

Martha Z. Carnes (Chairman)

Katherine Murray

Michael Straughen

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fee Summary

The Audit Committee approved in advance 100% of the audit fees, including all non-audit fees. For the 2022 and 2023 fiscal years, KPMG served as the Company’s independent auditor. Set forth below is a summary of the total fees incurred by the Company for services provided by KPMG related to fiscal years 2023 and 2022. These fees consisted of:

	2023	2022
Audit Fees	3,067,500	2,939,000
Audit-Related Fees	—	—
Tax Fees	87,500	185,000
All Other Fees	—	—
Total	$3,155,000	$3,124,000

Audit Fees

Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements, assistance with and review of documents filed with the SEC in the United States work performed in connection with the audit and quarterly reviews, statutory audits, and the audit of internal controls in order to comply with the Sarbanes-Oxley Act of 2002. This category also includes fees for services consisting primarily of comfort letters, consents, and work performed related to other public filings.

Audit-Related Fees

Audit-related fees consist primarily of attestation services required by statute or regulation and certain agreed-upon procedures including accounting and research work necessary to comply with generally accepted auditing standards.

Tax Fees

Tax fees include professional services provided for preparation of federal and state tax returns, review of tax returns prepared by the Company, assistance in assembling data to respond to governmental reviews of past tax filings, and tax advice, exclusive of tax services rendered in connection with the audit.

All Other Fees

The fees identified under this caption were for all other non-audit services, including permissible business and advisory consulting services.

AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee pre-approves all audit and non-audit services to be performed by its independent auditors, and has established policies and procedures to ensure that the Company is in full compliance with the requirements for pre-approval set forth in the Sarbanes-Oxley Act of 2002 and the SEC rules regarding auditor independence. The policies and procedures are detailed as to the particular service and do not delegate the Audit Committee’s responsibility to management.

In accordance with these policies and procedures, management submits for approval audit and non-audit services that management may wish to have the independent auditor perform during the fiscal year, accompanied by an estimated range of fees for each service to be performed. The Audit Committee pre-approves or rejects the service and an accompanying range of fees for each service desired to be performed. Management is required to seek additional Audit Committee pre-approval when management becomes aware that any pre-approved service will result in actual fees greater than the fees initially approved. During the course of the year, the chair of the Audit Committee has the authority to pre-approve requests for services. At each subsequent Audit Committee meeting, the chair of the Audit Committee reports any interim pre-approvals since the last meeting.

AGENDA ITEMS

Item 1. Election of Class III Directors

Our Certificate of Incorporation and Bylaws provide for the number, tenure and election of Directors. Our Board of Directors currently has seven members who are divided into three classes. Each class is elected for a three-year term such that the term of one class of Directors expires at the annual meeting each year.

For the 2024 Annual Meeting, the Board of Directors is proposing the re-election of two current Class III members, effective at the conclusion of the 2024 Annual Meeting. Specifically, the Board of Directors is proposing the re-election of Lawrence Bruno and Kwaku Temeng as a Class III Director. All Class III candidates are being nominated for terms expiring at the annual meeting in 2027. Please see “Information About Our Directors and Director Compensation - Board of Directors” for biographical information of our Directors.

Candidates for Director are recommended by the NGSCR Committee to our Board. Our Board then nominates selected candidates, who are elected at the annual meeting by the affirmative vote of a plurality of votes cast at the meeting. You may vote for all of these nominees, any one or more of these nominees, or none of these nominees. Under the Company’s Bylaws, shares of common stock abstaining from voting (i.e., withheld votes) and broker non-votes shall be treated as present for the purposes of determining the presence or absence of a quorum. Withholding authority to vote your shares with respect to one or more director nominees will have no effect on the election of those nominees. Additionally, broker non-votes will have no effect on the election of the nominees.

Unless otherwise instructed or unless the proxy is withdrawn, the accompanying proxy will be voted for the election of the two nominees listed above to serve under the terms and conditions described within this proxy statement. If at the time of, or prior to, the 2024 Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by our Board. The Board has no reason to believe that any substitute nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein. Shareholders may not cumulate their votes in the election of Directors.

The elections set out above will be put to a vote separately and those votes shall be considered to constitute separate sub-items of Item 1.

The Board recommends that shareholders vote “FOR” the two Class III nominees for Director as set forth above, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 2. Ratification of Appointment of KPMG as our Independent Registered Public Accounting Firm for 2024

The Audit Committee of the Board has recommended and the Board has approved the appointment of KPMG LLP as our independent registered public accountants for the year ending December 31, 2024, subject to approval by our shareholders. We have invited representatives of KPMG to the 2024 Annual Meeting and we expect one such representative to attend. If such representative should attend, we expect that he or she will be available to respond to questions and will have the opportunity to make a statement if he or she desires to do so.

The affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to vote at the 2024 Annual Meeting is required to ratify the appointment of KPMG as our independent registered public accountants for 2024. Under the Company’s Bylaws, shares of common stock abstaining from voting and broker non-votes shall be treated as present for purposes of determining the presence or absence of a quorum at the 2024 Annual Meeting. Abstentions will have the same effect as a vote “against” this proposal, but broker non-votes will have no effect on the outcome.

The Board recommends that the shareholders vote “FOR” the ratification of the appointment of KPMG as our independent registered public accountants for the year ending December 31, 2024, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 3. To Approve, On an Advisory Basis, the Compensation of our Named Executive Officers as Described in the CD&A Section of this Proxy Statement

We and our Board recognize that executive compensation is an important matter for our shareholders. As described in detail in the Compensation Committee’s report and the CD&A section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy and the core of that philosophy has been and continues to be to pay our executives based on our performance. In particular, the Compensation Committee strives to base awards of the substantial majority of executive compensation on performance metrics that are directly linked to the consequent long-term increase in the value of the Company for its owners - the shareholders. It is always the intention of the Compensation Committee that our NEOs be compensated competitively and consistent with our strategy, sound corporate governance principles, and shareholder interests and concerns. As described in the CD&A section, we believe our compensation program is strongly aligned with the long-term interests of our shareholders. As you consider this proposal, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of the NEOs.

We believe that shareholders, by voting for directors individually as described in Item No. 1, have had a clear ability to express their approval or disapproval of the performance of the Board and, specifically, any Directors serving on the Compensation Committee; however, the United States Congress has enacted legislation requiring a non-binding advisory “Say on Pay” vote on executive compensation and we welcome the opportunity to give our shareholders an opportunity to provide us with such a vote on executive compensation at our 2024 Annual Meeting.

We are therefore asking shareholders to vote on the following resolution:

“Resolved, the shareholders approve the compensation philosophy, policies and procedures described in the CD&A, and the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the compensation tables.”

As an advisory vote, Item 3 is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our shareholders, and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs.

The affirmative vote of a majority of votes cast at the 2024 Annual Meeting is required for approval of this agenda item. Under the Company’s Bylaws, shares of common stock abstaining from voting and broker non-votes shall be treated as present for purposes of determining the presence or absence of a quorum at the 2024 Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

The Board recommends that shareholders vote “FOR” the approval of, on an advisory basis, the compensation philosophy, policies and procedures described in the CD&A, and the compensation of the Company’s named executive officers disclosed pursuant to the SEC’s compensation disclosure rules, including the compensation tables.

Item 4. Approval of the Amendment and Restatement of the Company’s 2020 Long-Term Incentive Plan

The Board resolved on February 14, 2024 that an amendment and restatement of the Core Laboratories Inc. 2020 Long-Term Incentive Plan should be submitted for approval by our shareholders at the 2024 Annual Meeting. The plan as amended and restated, will be called the Core Laboratories Inc. 2024 Long-Term Incentive Plan (the “2024 LTIP”). The Core Laboratories Inc.

Long-Term Incentive Plan was originally effective as of September 1, 1995. It was subsequently amended and restated effective as of May 29, 1997, February 13, 2007, May 13, 2014 and May 20, 2020. The principal purpose of the amendment and restatement of the plan is to increase the number of shares authorized for issuance thereunder by 1,100,000 shares of common stock and to extend the term of the plan to May 8, 2034.

The Board has determined that it is in the best interest of the Company and its shareholders to increase the authorized shares for the 2024 LTIP. As of February 29, 2024, the Company had 374,871 shares of common stock remaining available for issuance, therefore we will not be able to provide meaningful incentive awards to our eligible employees without the approval of additional shares. The Company last requested additional shares for the predecessor LTIP in 2020, when we requested and received approval for 1,100,000 additional shares. At the time of the 2020 request, the Company had approximately 130,000 shares previously authorized but unissued pursuant to the predecessor LTIP, and approximately 990,000 shares subject to outstanding awards pursuant to the predecessor LTIP. When determining the number of additional shares to request for the 2024 LTIP in connection with this meeting, the Company analyzed various factors it deemed relevant to making a decision, such as the potential dilution to shareholders that existed in connection with the 2020 request, the current market value of our shares and our equity grant practices. Taking all appropriate factors into consideration, the Company determined that requesting a number of shares that would result in a comparable, but slightly lower, dilution percentage to what was approved in 2020 would be appropriate.

Our long-term plan is to limit annual dilution from our 2024 LTIP to less than 2.0%. Annual dilution is measured as the net number of shares subject to awards granted in a given year under such plan (i.e., share awards granted, less share award forfeitures), divided by the weighted average number of shares of common stock outstanding for that year. For years 2023, 2022 and 2021, the annual dilution was approximately 1.01%, 0.49% and 0.49%, respectively. While we are aware of the potential dilutive effect of compensatory equity awards, we also recognize the significant motivational and performance benefits that may be achieved from making such awards.

Failure of our shareholders to approve the 2024 LTIP will mean that we may continue to grant awards under the terms of the predecessor LTIP in its current form until all shares available for issuance thereunder are exhausted, which we would expect to happen during the 2024 calendar year. If we do not have shares available pursuant to the LTIP, we would be required to provide compensation and incentives through other means in order to ensure that we can attract and retain qualified personnel to help our Company manage through ongoing industry conditions and to position the Company for future growth opportunities. Those other means of compensation may include cash-settled long-term incentive awards or other cash compensation, which may not necessarily align compensation interests with the investment interests of our shareholders. Replacing equity awards with cash would also increase cash compensation expense and use cash that could be better utilized if reinvested in our business or returned to our shareholders. In addition, if the 2024 LTIP is not approved by shareholders, the predecessor LTIP would expire in accordance with its terms on the tenth anniversary of its effective date (except that any award granted prior to such expiration would extend beyond such expiration until the final disposition of such award).

A summary of the material features of the 2024 LTIP is set forth below. This summary does not purport to be a complete description of all the provisions of the 2024 LTIP and is qualified in its entirety by reference to the 2024 LTIP attached to this proxy as Appendix A, and is incorporated by reference herein.

General

The 2024 LTIP is intended to provide incentives to retain and attract current and prospective employees of the Company and its subsidiaries, encourage a sense of proprietorship of such persons in the Company, and stimulate the active interest of such persons in, and reward them for making significant contributions to, our development and financial success. These objectives are to be accomplished by making awards under the 2024 LTIP. Accordingly, the 2024 LTIP provides for granting (i) “restricted shares” that are either (a) common stock that are restricted or subject to forfeiture provisions or (b) a credit of units to a bookkeeping account maintained by the Company evidencing accrual to a participant of unsecured and unfunded conditional rights to acquire shares of common stock, (ii) “incentive stock options” as defined in Section 422 of the Code, (iii) stock options that do not constitute incentive stock options (“nonqualified stock options”), and (iv) stock appreciation rights.

Number of Shares Subject to the 2024 LTIP; Award Limits

Subject to adjustment as provided in the 2024 LTIP, there shall be available for awards granted wholly or partly in shares of common stock (including rights or options which may be exercised for or settled in shares of common stock) during the term of the 2024 LTIP beginning as of May 8, 2024 (the “Effective Date”) the sum of (i) 1,100,000 shares of common stock, (ii) the number of shares of common stock available for grant under the predecessor plan as of the day immediately preceding the Effective Date (for reference, as of February 29, 2024 this amount was 374,871 shares of common stock), and (iii) the number of shares of common stock subject to outstanding awards under the predecessor plan as of the day immediately preceding the Effective Date that must or may be settled in shares of common stock (for reference, as of February 29, 2024 this amount was 972,903 shares of common stock). As of March 14, 2024 and prior to the amendment and restatement taking effect, there were a total of zero (0) stock options outstanding. Shares related to awards under the 2024 LTIP that are forfeited, terminated or that expire unexercised, and shares of common stock to be withheld from an award of restricted shares to cover taxes relating to such award, shall immediately become available for awards under the 2024 LTIP. Shares that are withheld from an award of stock options or stock appreciation rights to cover any exercise price or taxes relating to such award will not be available again for the granting of awards under the 2024 LTIP. On March 14, 2024, the closing price of our shares of common stock as reported by the NYSE was $16.06. If the additional shares are approved for the 2024 LTIP, we intend to register those shares on a Form S-8 Registration Statement.

The maximum number of shares of common stock that may be subject to awards under the 2024 LTIP granted to any one individual during any calendar year may not exceed 1,600,000 shares, subject to adjustment under certain circumstances (such as upon a reorganization, stock split, recapitalization or other change in the Company’s capital structure).

Administration

The 2024 LTIP is administered by a committee or subcommittee (the “Committee”) of, and appointed by, the Board, and such Committee must be comprised solely of two or more individuals who qualify as nonemployee directors (within the meaning of Rule 16b-3 under the Exchange Act). No member of the Committee is eligible to receive an award under the 2024 LTIP.

The Committee has full authority, subject to the terms of the 2024 LTIP, to establish rules and regulations for the proper administration of the 2024 LTIP, to select the persons to whom awards are granted and to set the date of grant and the other terms of the awards. The Committee also has authority to make adjustments to the 2024 LTIP in order to comply with the laws of any applicable foreign jurisdiction when applicable.

The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the 2024 LTIP pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant awards to, or take other action with respect to, participants in the 2024 LTIP who are then subject to Section 16 of the Exchange Act.

Eligibility

All of the employees of the Company and its subsidiaries (which totaled approximately 3,600 employees as of March 14, 2024) are eligible to participate in the 2024 LTIP. The selection of employees, from among those eligible, who will receive awards under the 2024 LTIP is within the discretion of the Committee.

Effective Date; Amendment and Termination of the 2024 LTIP

The predecessor plan to the 2024 LTIP originally became effective as of September 1, 1995. It was subsequently amended and restated effective as of May 29, 1997, February 13, 2007, May 13, 2014 and May 20, 2020. This amendment and restatement of the plan into the 2024 LTIP is effective as of May 8, 2024, provided that the amendment and restatement is approved by our shareholders on such date at the 2024 Annual Meeting. However, if our shareholders do not approve the 2024 LTIP at the 2024 Annual Meeting, the amendment and restatement of the 2024 LTIP will not be implemented and the predecessor plan will continue to operate under its prior terms. If our shareholders approve the 2024 LTIP at the 2024 Annual Meeting, then, pursuant to its terms, no further awards (including incentive stock options) may be granted under the 2024 LTIP after May 8, 2034 (which is 10 years from the date upon which the amendment and restatement of the plan would be approved by our shareholders). The Board may from time to time amend, modify, suspend or terminate the 2024 LTIP for any purpose except that (i) no amendment or alteration that would impair the rights of a holder of an award under the 2024 LTIP may be made without the holder’s consent, (ii) no amendment or alteration will be effective prior to approval of our shareholders, to the extent such approval is then required pursuant to Rule 16b-3 under the Exchange Act or to the extent shareholder approval is otherwise required by applicable law, and (iii) no amendment to the 2024 LTIP that would require shareholder approval pursuant to the requirements of the NYSE or any exchange on which the Company is listed will be effective prior to approval of our shareholders. The 2024 LTIP and all awards granted thereunder will be subject to any clawback or recoupment policy adopted by the Company.

Vesting

The 2024 LTIP requires the Committee to set a minimum vesting period for any time-based vesting award granted under the plan at three years, and with respect to a performance-based vesting award, at a minimum vesting period (so that no portion of any award may vest in less than one year) and may be accelerated (in whole or in part) upon the occurrence of a change in control of the Company or a separation from service, as set forth in the 2024 LTIP or the individual award agreement.

Restricted Shares

An award of restricted shares may consist of shares of common stock or may be denominated in units of shares of common stock. All or part of any such award may be subject to conditions established by the Committee and set forth in the written agreement evidencing such award, which conditions may include, but are not limited to, (a) the attainment of one or more performance targets established by the Committee; (b) the award recipient’s continued employment with the Company and its subsidiaries for a specified period of time; (c) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or (d) a combination of any of the foregoing. Each award of restricted shares may have different conditions and restrictions, in the discretion of the Committee. Dividends or dividend equivalent rights may be extended to and made part of any award denominated in common shares or units of common shares, subject to such terms, conditions and restrictions as the Committee may establish.

Stock Options

Any options will be evidenced by a written contract containing provisions consistent with the 2024 LTIP and such other provisions as the Committee deems appropriate. The status of each grant of an option as an incentive stock option within the meaning of Section 422 of the Code or a nonqualified stock option will be designated by the Committee at the time of grant. The term of each option will be as specified by the Committee at the date of grant (but not more than 10 years in the case of incentive stock options), and the effect of an employee’s termination of employment will be controlled by the terms of the option contract that evidences each option grant. The number of shares for which an option is granted to an employee will be determined by the Committee. The purchase price of each share of common stock that is subject to an option will also be determined by the Committee, but (subject to adjustment under certain circumstances, such as upon a reorganization, stock split, recapitalization, or other change in the Company’s capital structure) such purchase price will be no less than the fair market value of a share of common stock on the date that the option is granted. The purchase price upon exercise may be paid by an employee in cash, or, at the discretion of the Committee, in other shares of common stock owned by the employee, by surrendering all or part of that or any other award under the 2024 LTIP, or by any combination thereof.

Subject to adjustment under certain circumstances (such as a reorganization, stock split, recapitalization, or other change in our capital structure), the Committee may not, without the approval of our shareholders, (i) lower the purchase price under any outstanding stock option granted under the 2024 LTIP, (ii) take any other action with respect to any such outstanding stock option that is treated as a repricing under United States generally accepted accounting principles, or (iii) cancel any such outstanding stock option when its purchase price exceeds the fair market value of the underlying shares in exchange for cash, another award under the 2024 LTIP or other equity.

Stock Appreciation Rights

A stock appreciation right is a right to acquire shares of common stock and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the fair market value of the shares with respect to which the right is exercised over the exercise price therefor. All stock appreciation rights will be evidenced by a written contract containing provisions consistent with the 2024 LTIP and such other provisions as the Committee deems appropriate. The number of shares for which a stock appreciation right is granted to an employee will be determined by the Committee. The exercise price of each share of common stock that is subject to a stock appreciation right will also be determined by the Committee, but (subject to adjustment under certain circumstances, such as upon a reorganization, stock split, recapitalization, or other changes in our capital structure) such exercise price will be no less than the fair market value of a share of common stock on the date that the stock appreciation right is granted. A stock appreciation right may be granted in connection with an option awarded under the 2024 LTIP or independently of such an option. If a stock appreciation right is granted in connection with an option awarded under the 2024 LTIP, then the exercise of the stock appreciation right will result in the surrender of the right to purchase a number of shares under the stock option equal to the number of shares with respect to which the stock appreciation right is exercised (and vice versa). Stock appreciation rights will be subject to repricing restrictions similar to those described in the preceding paragraph relating to stock options.

Transferability

Unless otherwise determined by the Committee and provided in an award agreement, awards under the 2024 LTIP are generally not transferable except (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder (a “QDRO”), or (iii) with the consent of the Committee. The preceding sentence notwithstanding, no award of an incentive stock option under the 2024 LTIP will be assignable or otherwise transferable, except by will or the laws of descent and distribution, pursuant to a QDRO or as otherwise permitted under applicable provisions of the Code.

Adjustments

In the event of any change in our capital structure or business or other corporate transaction or event that would be considered an equity restructuring, the Committee shall or may (as required by applicable accounting rules) equitably adjust (i) the aggregate number or kind of shares that may be delivered under the 2024 LTIP, (ii) the maximum number of shares that may be granted to a covered employee each year, (iii) the number or kind of shares or amount of cash subject to an award, (iv) the terms and conditions of awards, including the purchase price or exercise price of awards and performance goals, and (v) the applicable share-based limitations with respect to awards provided in the 2024 LTIP, in each case to equitably reflect such event.

Change in Control

The 2024 LTIP provides that each stock option and stock appreciation right will become fully exercisable and the restrictions on restricted shares will lapse upon a change in control of the Company (as defined in the 2024 LTIP).

United States Federal Income Tax Aspects of the 2024 LTIP

Nonqualified Stock Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the employee upon the grant of a nonqualified stock option such as those granted under the 2024 LTIP (whether or not including a stock appreciation right), and we are not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a nonqualified stock option, the employee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. In the case of the exercise of a stock appreciation right, the employee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the employee. Upon the exercise of a nonqualified stock option or a stock appreciation right granted under the 2024 LTIP, and subject to the application of Section 162(m) of the Code as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the employee, assuming any federal income tax reporting requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of a nonqualified stock option or a stock appreciation right, any difference between the fair market value of the shares on the date of exercise and the amount realized on the disposition would be treated as capital gain or loss.

Incentive Stock Options. The incentive stock options under the 2024 LTIP are intended to constitute “incentive stock options” within the meaning of Section 422 of the Code. Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an incentive stock option if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the “holding period”). In such event, we would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an incentive stock option, the difference between the fair market value of the shares on the date of exercise and the exercise price must generally be included in the optionee’s alternative minimum taxable income for the year in which such exercise occurs. However, if the optionee exercises an incentive stock option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Code as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price. Any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

Restricted Shares. An individual who has been granted restricted shares under the 2024 LTIP consisting of shares of common stock that are subject to forfeiture provisions will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time, assuming that the forfeiture provisions constitute a substantial risk of forfeiture for federal income tax purposes. Upon expiration of the forfeiture restrictions (i.e., as shares become vested), the recipient will realize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and, subject to the application of Section 162(m) of the Code as discussed below, we will be entitled to a corresponding deduction. Dividends paid to the holder during the period that the forfeiture restrictions apply will also be compensation to the recipient of the award and deductible as such by the Company. Notwithstanding the foregoing, the recipient of such restricted shares may elect to be taxed at the time of grant of the restricted shares based upon the fair market value of the shares on the grant date, in which case (i) subject to Section 162(m) of the Code, we will be entitled to a deduction at the same time and in the same amount, (ii) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company and (iii) there will be no further federal income tax consequences when the forfeiture restrictions lapse.

An individual who has been granted restricted shares under the 2024 LTIP consisting of a credit of units to a bookkeeping account maintained by the Company evidencing accrual to such individual of unsecured and unfunded conditional rights to acquire shares of common stock will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time. Upon expiration of the restrictions applicable to such restricted shares, the recipient of the award will realize ordinary income in an amount equal to the excess of the fair market value of the property distributed to the holder by the Company at that time over the amount, if any, paid by the holder for such property, and, subject to the application of Section 162(m) of the Code as discussed below, we will be entitled to a corresponding deduction.

Section 162(m) of the Code. Section 162(m) of the Code generally precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to our “covered employees” (as defined above within the Compensation Discussion and Analysis), unless the compensation meets a limited exception for grandfathered arrangements.

Section 409A of the Code. Section 409A of the Code provides that deferred compensation, as defined therein, will be subject to an additional 20% tax unless it meets certain restrictions set forth in Section 409A of the Code and the guidance promulgated thereunder. We intend for awards issued under the 2024 LTIP to either be exempt from the application of, or to comply with, Section 409A of the Code.

Section 401(a) of the Code. The 2024 LTIP is not qualified under Section 401(a) of the Code.

The comments set forth in the above paragraphs are only a summary of certain of the United States federal income tax consequences relating to the 2024 LTIP. No consideration has been given to the effect of foreign, state, local, or other tax laws on the 2024 LTIP or award recipients.

Inapplicability of ERISA

Based upon current law and published interpretations, the Company does not believe the 2024 LTIP is subject to any of the provisions of ERISA.

New Plan Benefits

Since awards granted under the 2024 LTIP are at the discretion of the Committee, it is not possible to determine the benefits or amounts that will be received by or allocated to participants under the 2024 LTIP. Therefore, the New Plan Benefits Table is not provided.

Vote Required

The affirmative vote of holders of a two-thirds majority of the shares present or represented by proxy and entitled to vote at the 2024 Annual Meeting is required to approve the proposed amendment and restatement of the 2020 Long-Term Incentive Plan. Abstentions will have the same effect as a vote “against” this proposal, but broker non-votes will have no effect on the outcome.

The Board recommends that shareholders vote “FOR” the approval of the amendment and restatement of the Company’s 2020 Long-Term Incentive Plan, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 5. Other Matters to Be Voted On

The Board does not know of any other matters that are to be presented for action at the 2024 Annual Meeting. However, if any other matters properly come before the 2024 Annual Meeting or any adjournment thereof, it is intended that the accompanying proxy will be voted in accordance with the judgment of the persons voting the proxy.

OTHER PROXY MATTERS

Information About Our 2025 Annual Meeting: Shareholder Proposals and Shareholder Access

The Board has determined that it intends to hold the Company’s 2025 annual meeting of shareholders (the “2025 Annual Meeting”) on approximately May 15, 2025, at a time and location to be specified in the Company’s proxy statement for the 2025 Annual Meeting. Pursuant to Rule 14a-8 of the Exchange Act, for your proposal to be eligible for inclusion in our proxy statement for our 2025 Annual Meeting, we must receive your proposal at our registered offices in Houston, Texas by December 9, 2024, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. Rule 14a-8 proposals must also comply with the requirements of Rule 14a-8 of the Exchange Act and other applicable laws in order to be eligible for inclusion in the Company’s proxy materials for the 2025 Annual Meeting.

Notice of shareholder proposals and shareholder director nominations to be considered at the 2025 Annual Meeting, but not included in the proxy statement, must be in compliance with the advance notice provisions and information required by the Company’s Bylaws. Such notice must be received by the Company at our registered offices in Houston, Texas not earlier than the close of business on the 150th day prior to the date of the 2025 Annual Meeting and not later than the close of business on the later of the 120th day prior to the 2025 Annual Meeting or, if the first public announcement of the date of the 2025 Annual Meeting is fewer than 100 days prior to the date of the 2025 Annual Meeting, the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is first made. Accordingly, for our 2025 Annual Meeting, assuming the meeting is held on May 15, 2025, and that the first public announcement of the date of the 2025 Annual Meeting is not fewer than 100 days prior to the date of the 2025 Annual Meeting, notice of a nomination or proposal must be received by the Company at our registered offices no earlier than the close of business on December 16, 2024, and no later than the close of business on January 15, 2025. Under the rules of the Exchange Act, we may use discretionary authority to vote with respect to any proposal not included in our proxy materials that is presented by a shareholder in person at the 2025 Annual Meeting if the shareholder making the proposal has not given notice to us by January 15, 2025.

Any shareholder who intends to solicit proxies in support of any director nominees must comply with the content requirements of Rule 14a-19 of the Exchange Act (the SEC’s universal proxy rule) at the time it complies with the earlier deadlines in the Company’s advance notice provisions of its Bylaws. Thus, if a shareholder intends to solicit proxies in support of any director nominees submitted under the advance notice provisions of the Company’s Bylaws for the 2025 Annual Meeting, then such shareholder must also provide proper written notice that sets forth all the information required by SEC Rule 14a-19 to Company at our registered offices in Houston, Texas not earlier than the close of business on the 150th day prior to the date of the 2025 Annual Meeting and not later than the close of business on the later of the 120th day prior to the 2025 Annual Meeting or, if the first public announcement of the date of the 2025 Annual Meeting is fewer than 100 days prior to the date of the 2025 Annual Meeting, the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is first made. Accordingly, for our 2025 Annual Meeting, assuming the meeting is held on May 15, 2025, and that the first public announcement of the date of the 2025 Annual Meeting is not fewer than 100 days prior to the date of the 2025 Annual Meeting, notice must be received by the Company at our registered offices no earlier than the close of business on December 16, 2024, and no later than the close of business on January 15, 2025.

Shareholders Sharing the Same Address

The Company is sending only one copy of its proxy statement to shareholders who share the same address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received mail via post this year and you would like to have additional copies of the Company’s proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Mark D. Tattoli, Secretary, Core Laboratories Inc, 6316 Windfern Road, Houston, Texas 77040 or by phone at +1 (713) 328-2673. You may also contact the Company if you received multiple copies of the 2024 Annual Meeting materials and would prefer to receive a single copy in the future.

Incorporation by Reference

The information contained in this proxy statement in the sections entitled “Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Other Information

A copy of our Annual Report on Form 10-K for the year ended December 31, 2023, including the financial statements, schedules and exhibits thereto, may be obtained without charge by written request to Mark D. Tattoli, Secretary, Core Laboratories Inc., 6316 Windfern Road, Houston, Texas 77040.

By Order of the Board of Directors,

Lawrence Bruno

Chairman

Houston, Texas

March 18, 2024

CORE LABORATORIES INC. 6316 WINDFERN ROAD HOUSTON, TEXAS 77040

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Daylight Time on May 7, 2024 for shares held directly and by 11:59 P.M. Eastern Daylight Time on May 5, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Daylight Time on May 7, 2024 for shares held directly and by 11:59 P.M. Eastern Daylight Time on May 5, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M52480-P33425-P33515	KEEP THIS PORTION FOR YOUR RECORDS

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CORE LABORATORIES INC.
The Board of Directors recommends you vote FOR the following:	For	Withhold

1. To re-elect two current Class III Directors to serve under the terms and conditions described within the proxy statement until our annual meeting in 2027 and until their successors shall have been duly elected and qualified;

1a) Lawrence Bruno		
1b) Kwaku Temeng		

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the year ending December 31, 2024;			

3. To approve, on an advisory basis, the compensation philosophy, policies and procedures described in the section entitled Compensation Discussion and Analysis (“CD&A”), and the compensation of the Company’s named executive officers as disclosed pursuant to the U.S. Securities and Exchange Commission’s compensation disclosure rules, including the compensation tables;

			

4. To approve and resolve the amendment and restatement of the Company’s 2020 Long-Term Incentive Plan, the principal purposes of which are to (i) increase the number of shares authorized thereunder and (ii) extend the term of such plan through May 8, 2034.

			
NOTE: Such other business as may properly come before the annual meeting or any adjournment thereof shall be voted in accordance with the discretion of the attorneys and proxies appointed hereby.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M52481-P33425-P33515

CORE LABORATORIES INC.
Annual Meeting of Shareholders
May 8, 2024 9:00 AM CDT
This proxy is solicited by the Board of Directors

This Proxy is being solicited by the Board of Directors of Core Laboratories Inc. for the Annual Meeting of Shareholders to be held on Wednesday, May 8, 2024.

The undersigned hereby constitutes and appoints Lawrence Bruno, Chairman and Chief Executive Officer of the Company, and Mark Tattoli, General Counsel of the Company, and each or any of them, his/her true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company to be held at the Hotel Zaza, Memorial City, 9787 Katy Freeway, Houston, Texas 77024, on Wednesday, May 8, 2024 at 9:00 a.m. CDT and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters and issues as may properly come before the meeting or any adjournment thereof.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE TWO NOMINEES FOR DIRECTOR IN PROPOSAL 1, AND FOR PROPOSALS 2, 3 AND 4.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side)

Continued and to be signed on reverse side

APPENDIX A

CORE LABORATORIES INC.

2024 LONG-TERM INCENTIVE PLAN

(as Amended and Restated Effective as of May 8, 2024)

1. Objectives. The Core Laboratories Inc. 2024 Long-Term Incentive Plan (the “Plan”) is intended to provide incentives to retain and attract current and prospective employees of Core Laboratories Inc. (the “Company”) and its Subsidiaries, encourage a sense of proprietorship of such persons in the Company, and stimulate the active interest of such person in, and reward them for making significant contributions to, the development and financial success of the Company. These objectives are to be accomplished by making Awards under the Plan. The Plan as set forth herein constitutes an amendment and restatement of the Core Laboratories Inc. 2020 Long-Term Incentive Plan as previously adopted and amended by the Company (the “Prior Plan”), and shall supersede and replace in its entirety such previously adopted plan. This amendment and restatement of the Prior Plan shall be effective as of May 8, 2024 (the “Effective Date”), provided this amendment and restatement of the Prior Plan is approved by the shareholders of the Company on such date at the Company’s 2024 Annual Meeting of Shareholders. If this amendment and restatement of the Prior Plan is not so approved by the shareholders, then this amendment and restatement shall be void and of no effect. Notwithstanding any provisions herein to the contrary, each award granted under the Prior Plan prior to the effective date of this amendment and restatement shall be subject to the terms and provisions of the Prior Plan as in effect prior to this amendment and restatement of the Prior Plan into the Plan.

2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Award” means the grant of a Nonqualified Option, an ISO, Restricted Shares, or Stock Appreciation Rights, whether granted singly, in combination or in tandem, to a Participant pursuant to any applicable terms, conditions, and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

“Award Agreement” means a written agreement between the Company and a Participant that sets forth the terms, conditions, and limitations applicable to an Award.

“Board” means the Board of Directors of the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Committee” means a committee or subcommittee appointed by the Board to administer the Plan, which committee or subcommittee shall be comprised solely of two or more individuals who qualify as “Non-Employee Directors” within the meaning of Rule 16b-3.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, as of a particular date, the final closing price per share of Common Stock, if such share is listed on a national stock exchange registered under section 6(a) of the Exchange Act, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, if no closing price is reported on that date, on the last preceding date on which such closing price per share is so reported. If shares of Common Stock are traded over the counter at the time a determination of the Fair Market Value of such share is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the closing bid and asking price of such share on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations are available. In the event that the Fair Market Value of a share of Common Stock cannot be determined as provided above at the time a determination of such value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in good faith and, where applicable, in accordance with Section 409A of the Code and the regulations promulgated thereunder.

“ISO” means an incentive stock option within the meaning of Section 422 of the Code.

“Nonqualified Option” means a nonqualified stock option within the meaning of Section 83 of the Code and the regulations promulgated thereunder.

“Participant” means an eligible employee of the Company or any of its Subsidiaries to whom an Award has been made under the Plan.

“Restricted Shares” means (i) Common Stock that is restricted or subject to forfeiture provisions or (ii) a credit of units to a bookkeeping account maintained by the Company evidencing accrual to a Participant of unsecured and unfunded conditional rights to acquire Common Stock.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor rule.

“Stock Appreciation Right” means a right to acquire, upon exercise of the right, Common Stock and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the Fair Market Value of the shares with respect to which the right is exercised over the exercise price therefor.

“Subsidiary” means (a) with respect to Awards of Nonqualified Options, Restricted Shares, and Stock Appreciation Rights, any corporation, limited liability company, or other entity of which the Company directly or indirectly owns shares or other interests representing more than 50% of the voting power of all classes or series of equity securities of such entity, which have the right to vote generally on matters submitted to a vote of the holders of equity interests in such entity, and (b) with respect to Awards of ISOs, any subsidiary within the meaning of Section 424(f) of the Code or any successor provision.

3. Eligibility. All employees of the Company and its Subsidiaries are eligible for Awards under the Plan; provided, however, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may be settled in Common Stock. The Committee in its sole discretion shall select the Participants in the Plan from time to time by the grant of Awards under the Plan. The selection of Participants and the granting of Awards under the Plan shall be entirely discretionary and nothing in the Plan shall be deemed to give any employee of the Company or its Subsidiaries any right to participate in the Plan or to be granted an Award.

4. Shares of Common Stock Available for Awards. Subject to adjustment as provided in Section 14, there shall be available for Awards granted wholly or partly in shares of Common Stock (including rights or options which may be exercised for or settled in shares of Common Stock) during the term of the Plan beginning as of the Effective Date the sum of (i) 1,100,000 shares of Common Stock, (ii) the number of shares of Common Stock available for grant under the Prior Plan and not subject to outstanding Awards as of the day immediately preceding the Effective Date, and (iii) the number of shares of Common Stock subject to outstanding Awards under the Prior Plan as of the day immediately preceding the Effective Date that must or may be settled in shares of Common Stock. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file required documents with governmental authorities and stock exchanges and transaction reporting systems to make shares of Common Stock available for issuance pursuant to Awards. Shares of Common Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award, and shares of Common Stock related to Awards that are forfeited, terminated or that expire unexercised, and shares of Common Stock to be withheld from an Award of Restricted Shares to cover taxes relating to such Award, shall immediately become available for Awards hereunder. Notwithstanding the foregoing, shares of Common Stock withheld from an Award of ISOs, Nonqualified Options or Stock Appreciation Rights to cover any exercise price or taxes relating to such Award shall not be available again for Awards hereunder. Any shares of Common Stock that are issued will be issued in registered form only and no share certificates shall be issued. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate under Rule 16b-3.

5. Administration.

(a) General. The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations, and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. Subject to any limitations imposed under applicable law, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of the Plan or an Award, or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant holding such Award or (ii) consented to by such Participant, including (in either case) an amendment or modification that may result in an ISO Award losing its status as an ISO. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive, and binding on all parties concerned. No member of the Committee or officer of the Company to whom it has delegated authority in accordance with the provisions of Section 6 of the Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee, or by any officer of the Company in connection with the performance of any duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute.

(b) Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable law in countries other than the United States in which the Company or any of its affiliates operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Company’s affiliates shall be covered by the Plan; (ii) determine which eligible persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to eligible persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, no such sub-plans and/or modifications shall increase the share limitations contained in Section 4; and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

6. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are then subject to Section 16 of the Exchange Act.

7. Awards. The Committee shall in its discretion determine the type or types of Awards to be made to each Participant under the Plan. Each Award made hereunder shall be embodied in an Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant and by the Chief Executive Officer, President, Secretary or any Vice President of the Company for and on behalf of the Company. The Committee shall set a minimum vesting period for any time-based vesting Award granted under the Plan at three years, and with respect to a performance-based vesting Award, at a minimum vesting period of one year; provided, however, (i) no portion of any Award shall vest in less than one year and (ii) such vesting schedules may be designed to vest in annual installments over the minimum vesting periods and may be accelerated (in whole or in part) upon the occurrence of a Change in Control or a separation from service, as set forth in the Plan or the individual Award Agreement. An Award Agreement may include provisions for the repurchase by the Company of shares of Common Stock acquired pursuant to the Plan and the repurchase of a Participant’s option rights under the Plan. Awards may consist of those listed in this Section 7 and may be granted singly, in combination, or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to grants or rights (i) under the Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity, or (ii) made to any Company or Subsidiary employee by the Company or any Subsidiary. An Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Awards granted to any one individual during any calendar year may not exceed 1,600,000 shares, subject to adjustment as provided in Section 14.

(a) Stock Option. An Award may consist of a right to purchase a specified number of shares of Common Stock upon terms and conditions specified by the Committee in the Award Agreement or otherwise. A stock option granted pursuant to the Plan may be in the form of a Nonqualified Option or an ISO. The purchase price of each share of Common Stock that is subject to a Nonqualified Option or an ISO granted pursuant to the Plan shall be determined by the Committee but, subject to adjustment as provided in Section 14, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such stock option is granted. Each ISO Award shall, in addition to being subject to applicable terms, conditions, and limitations established by the Committee, comply with Section 422 of the Code and, notwithstanding anything herein to the contrary, (i) the exercise price of the ISO may not be less than 110% of the Fair Market Value of the share of Common Stock at the time of grant if the ISO is awarded to any person who, at the time of grant, owns stock representing more than 10% of the combined voting power of all classes of stock of the Company or any parent or Subsidiary, (ii) no ISO granted to any person shall be exercisable after the expiration of ten years from the date of grant of such ISO, (iii) no ISO granted to any person who, at the time of such grant, owns stock representing more than 10% of the combined voting power of all classes of stock of the Company or any parent or Subsidiary may, by its terms, be exercisable after the expiration of five years from the date of grant of such ISO, and (iv) an ISO granted to a Participant shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative. To the extent that the aggregate Fair Market Value (determined at the time the respective ISO is granted) of the underlying shares with respect to which ISOs are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such ISOs shall be treated as Nonqualified Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations, and other administrative pronouncements, which of a Participant’s stock options will not constitute ISOs because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. Except as provided in Section 14, the Committee may not, without approval of the shareholders of the Company, (i) lower the purchase price under any outstanding stock option granted pursuant to the Plan, (ii) take any other action with respect to any such outstanding stock option that is treated as a repricing under United States generally accepted accounting principles, or (iii) cancel any such outstanding stock option when its purchase price exceeds the Fair Market Value of the underlying shares in exchange for cash, another Award or other equity.

(b) Award of Restricted Shares. An Award of Restricted Shares may consist of shares of Common Stock or may be denominated in units of Common Stock. All or part of any such Award may be subject to conditions established by the Committee and set forth in the Award Agreement, which conditions may include, but are not limited to, (i) the attainment of one or more performance targets established by the Committee, (ii) the Award recipient’s continued employment with the Company and its Subsidiaries for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. Each Award of Restricted Shares may have different conditions and restrictions, at the discretion of the Committee. Each such Award may be based on Fair Market Value or other specified valuations. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in shares or units of Common Stock, subject to such terms, conditions, and restrictions as the Committee may establish.

(c) Stock Appreciation Rights. An Award may consist of a Stock Appreciation Right with respect to a specified number of shares of Common Stock upon terms and conditions specified by the Committee in the Award Agreement or otherwise. The exercise price of each share of Common Stock that is subject to a Stock Appreciation Right shall be determined by the Committee but, subject to adjustment as provided in Section 14, such exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date such Stock Appreciation Right is granted. A Stock Appreciation Right may be granted in connection with a stock option granted under the Plan or independently of such a stock option. If a Stock Appreciation Right is granted in connection with a stock option granted under the Plan, then the exercise of the Stock Appreciation Right shall result in the surrender of the right to purchase a number of shares under such stock option equal to the number of shares with respect to which the Stock Appreciation Right is exercised (and vice versa). In the case of any Stock Appreciation Right that is granted in connection with an ISO, such right shall be exercisable only when the Fair Market Value of the underlying share of Common Stock exceeds the price specified therefor in the Option or the portion thereof to be surrendered. Stock Appreciation Rights shall be subject to restrictions similar to those provided in the last sentence of Section 7(a) with respect to Stock Options.

(d) Change in Control. A Nonqualified Option, an ISO or a Stock Appreciation Right granted pursuant to the Plan shall become fully exercisable and restrictions on Restricted Shares shall lapse upon a Change in Control (as hereinafter defined) of the Company. A “Change in Control” shall mean (i) a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company to another entity if, in any such case, (A) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event, in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event, 50% or more of the common equity of the resulting entity, (B) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event, in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event, equity securities of the resulting entity entitled to 50% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting entity, or (C) the persons who were members of the Board immediately prior to such transaction or event shall not constitute at least a majority of the board of directors of the resulting entity immediately after such transaction or event, (ii) the dissolution or liquidation of the Company, (iii) when any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate of the Company), acquires or gains ownership or control (including, without limitation, power to vote) of more than 30% of the combined voting power of the outstanding securities of, (A) if the Company has not engaged in a merger or consolidation, the Company, or (B) if the Company has engaged in a merger or consolidation, the resulting entity, or (iv) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. For purposes of the preceding sentence, (1) “resulting entity” in the context of a transaction or event that is a merger, consolidation or sale of all or substantially all assets shall mean the surviving entity (or acquiring entity in the case of an asset sale) unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of common equity of the Company receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change in Control, the term “Company” shall refer to the resulting entity and the term “Board” shall refer to the board of directors (or comparable governing body) of the resulting entity, and (3) “Incumbent Directors” shall mean directors who either (x) were directors of the Company as of May 8, 2024, or (y) are elected, or nominated for election, to the Board with the affirmative votes of at least two-thirds of the Incumbent Directors at the time of such election or nomination, but Incumbent Director shall not include an individual whose election or nomination occurs as a result of either (I) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or (II) an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

8. Substitution of Awards. At the discretion of the Committee and subject to the rules and restrictions of Section 409A of the Code, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

9. Stock Option Exercise. The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering shares of Common Stock or surrendering all or part of that or any other Award, including Restricted Shares, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering shares of Common Stock or Awards to exercise a stock option as it deems appropriate. If permitted by the Committee, payment may be made by successive exercises by the Participant. The Committee may provide for procedures to permit the exercise or purchase of Awards by (a) loans from the Company (to the extent permissible under applicable law) or (b) use of the proceeds to be received from the sale of shares of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event Restricted Shares are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of Restricted Shares used as consideration therefor, shall be subject to the same restrictions as the Restricted Shares so submitted as well as any additional restrictions that may be imposed by the Committee.

10. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award and withhold, prior to or at the time of delivery or vesting of cash or shares of Common Stock under the Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

11. Amendment, Modification, Suspension, or Termination. The Board may amend, modify, suspend, or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) no amendment or alteration that would impair the rights of any Participant under any Award previously granted to such Participant shall be made without such Participant’s consent, (ii) no amendment or alteration shall be effective prior to approval by the Company’s shareholders to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent shareholder approval is otherwise required by applicable legal requirements, and (iii) no material amendment to the Plan shall be effective prior to approval by the Company’s shareholders. For purposes of clause (iii) of the immediately preceding sentence, a material amendment is any amendment that would require shareholder approval pursuant to the requirements of the New York Stock Exchange or any exchange on which the Company is then listed. Notwithstanding any provision herein to the contrary, unless the Plan is terminated earlier pursuant to the preceding provisions of this Section 11, no further Awards may be granted under the Plan after 10 years from the date this amended and restated Plan is adopted by the shareholders. The Plan shall remain in effect (at least for the purpose of governing outstanding Awards) until all ISOs, Nonqualified Options and Stock Appreciation Rights granted under the Plan have been exercised or expired and all Restricted Shares granted under the Plan have vested or been forfeited.

12. Termination of Employment. Upon the termination of employment by a Participant, any unexercised, deferred, or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. In the event of such a termination, the Committee may, in its discretion, provide for the extension of the exercisability of any Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of the Plan or an Award, or otherwise amend or modify the Award in any manner that is either (i) not adverse to such Participant or (ii) consented to by such Participant.

13. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under the Plan shall be assignable or otherwise transferable except (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the United States Employee Retirement Income Security Act, or the rules thereunder (a “QDRO”) or (iii) with the consent of the Committee. The immediately preceding sentence notwithstanding, no ISO Award under the Plan shall be assignable or otherwise transferable, except by will or the laws of descent and distribution, pursuant to a QDRO or as otherwise provided in Sections 421 or 422 of the Code. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under the Plan in violation of this Section 13 or the terms of an Award Agreement shall be null and void.

14. Adjustments.

(a) The existence of the Plan and outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize (i) any or all adjustments, recapitalizations, reorganizations or other changes in the share capital of the Company or its business, (ii) any merger or consolidation of the Company, (iii) any issue of bonds, debentures, preferred or prior preference shares (whether or not such issue is prior to, on a parity with or junior to the Common Stock), (iv) the dissolution or liquidation of the Company, (v) any sale or transfer of all or any part of its assets or business, or (vi) any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or exercise price of Awards and performance goals, as applicable, and (iv) any applicable share limitations with respect to Awards to equitably reflect such Adjustment Event (“Equitable Adjustments”). In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Section 14(b), the Committee shall have complete discretion to make Equitable Adjustments (if any) in such manner as it deems appropriate with respect to such other event as noted in Section 14(c) below.

(c) Unless otherwise addressed in Section 14(b) above, in the event of any subdivision or consolidation of outstanding Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization, recapitalization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, the Committee shall adjust proportionally: (i) the number of shares of Common Stock reserved under the Plan, the maximum number of shares of Common Stock that may be subject to Awards granted to any one individual during a calendar year, and the number of shares of Common Stock covered by outstanding Awards denominated in shares or units of Common Stock; (ii) the exercise or other price in respect of such Awards; and (iii) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting shares of Common Stock or any distribution to holders of shares of Common Stock, securities or property (other than normal cash dividends or dividends payable in shares of Common Stock), the Committee shall make such adjustments or other provisions to the Plan and outstanding Awards as it deems equitable, including adjustments to avoid fractional shares, to give proper effect to such event and to prevent the dilution or enlargement of rights. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, the Committee shall be authorized, in its discretion, (A) to cause the Company to issue or assume stock options, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options, (B) to make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards and the termination of options or Stock Appreciation Rights that remain unexercised at the time of such transaction, or (C) to provide for the acceleration of the vesting and exercisability of the options or Stock Appreciation Rights and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the Participant and the Committee.

15. Restrictions. No shares of Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that the Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement, that any ambiguities or inconsistencies in the construction of the Plan be interpreted to give effect to such intention and that, if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit the Plan to comply with Rule 16b-3. Shares of Common Stock delivered under the Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Company’s Common Stock is then listed, and any applicable foreign and United States federal and state securities law. In the event that the Company determines to settle all or any portion of an Award in the form of shares of Common Stock, the Company may require a Participant to pay to the Company the aggregate par value of such shares, rounded up to the nearest $0.01, prior to the issuance thereof, unless such shares are transferred directly out of the Company’s treasury stock.

16. Unfunded Plan. Insofar as it provides for Awards of shares of Common Stock or rights thereto, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to shares of Common Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by shares of Common Stock or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board, or the Committee be deemed to be a trustee of any shares of Common Stock or rights thereto to be granted under the Plan. Any liability or obligation of the Company to any Participant with respect to a grant of shares of Common Stock or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement with such Participant, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board, or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

17. No Employment Guaranteed. No provision of the Plan or any Award Agreement hereunder shall confer any right upon any employee to continued employment with the Company or any Subsidiary.

18. Rights as Shareholder. Unless otherwise provided under the terms of an Award Agreement, a Participant shall have no rights as a holder of shares of Common Stock with respect to Awards granted hereunder, unless and until such shares are issued to such Participant.

19. Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

20. Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended, applicable rules of the New York Stock Exchange Listed Company Manual, and such other rules that the Company determines should apply to Awards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events specified in any such clawback policy.

21. Section 409A of the Code. In the event that any Award granted pursuant to this Plan provides for a deferral of compensation within the meaning of Section 409A of the Code and the regulations promulgated thereunder (“Section 409A”), it is the general intention, but not the obligation, of the Company to design such Award to comply with Section 409A and such Award should be interpreted accordingly. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code) becomes entitled to a payment or settlement under an Award which is subject to Section 409A on account of a “separation from service” (as defined under Section 409A of the Code), to the extent required by the Code, such payment shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six-month period described herein will be aggregated and, except as otherwise provided in an Award Agreement, paid in a lump sum without interest.

22. Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

23. Effective Date of Plan and Term. The Plan originally became effective on September 1, 1995. It was subsequently amended and restated effective as of May 29, 1997, February 13, 2007, May 13, 2014 and May 20, 2020. This amendment and restatement of the Plan shall be effective as provided in Section 1. No Awards may be granted under the Plan on and after the tenth anniversary of the Effective Date; provided, however, any Award granted prior to the termination of the Plan, and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination of the Plan until the final disposition of such Award.